UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Alpha Metallurgical Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALPHA METALLURGICAL RESOURCES, INC. 340 Martin Luther King, Jr. Blvd. Bristol, Tennessee 37620

April 4, 2025
Dear Fellow Stockholder:
It is our pleasure to invite you to attend the 2025 annual meeting of stockholders of Alpha Metallurgical Resources, Inc. The annual meeting will be held via interactive webcast on Wednesday, May 7, 2025, at 10:00 a.m., Eastern Time. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2025 shortly before the meeting time and follow the instructions. Your board of directors and management team look forward to hearing from you at the meeting.
During the meeting, you will be asked to elect the board of directors, to participate in an advisory vote to approve our executive compensation as disclosed in the proxy statement for the meeting (“Say on Pay”), to participate in an advisory vote regarding the interval between Say on Pay votes and to ratify the selection of RSM US LLP as our independent registered public accounting firm for 2025. These matters are important, and we urge you to vote in favor of each of these proposals. To familiarize yourself with these matters, please review the proxy statement, proxy card and 2024 Annual Report that accompany this letter.
Regardless of the number of Alpha shares that you own, it is important that you vote your shares during the meeting or by proxy. You will find the instructions for voting in the accompanying proxy materials.
We appreciate your prompt attention, and we thank you for your ongoing support.

Sincerely,

Michael Gorzynski	Andy Eidson
Chair of the Board	Chief Executive Officer

ALPHA METALLURGICAL RESOURCES, INC. 340 Martin Luther King, Jr. Blvd. Bristol, Tennessee 37620

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME	PLACE	RECORD DATE
Wednesday, May 7, 2025	Interactive Webcast	March 10, 2025
10:00 a.m. Eastern time		Only Alpha common stockholders of record at the close of business on March 10, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof

To the Stockholders of Alpha Metallurgical Resources, Inc.:
NOTICE IS HEREBY GIVEN that Alpha Metallurgical Resources, Inc.’s (“Alpha” or the “Company”) 2025 annual meeting of stockholders will be held via an interactive webcast at 10:00 a.m. Eastern time on Wednesday, May 7, 2025 (the “Annual Meeting”).
Note that the terms “Alpha,” “the Company,” “we,” “our,” “us,” and similar terms refer to Alpha Metallurgical Resources, Inc. and its board of directors and management, as appropriate.
At the Annual Meeting, we will ask stockholders to consider and vote upon the following matters:

1.	The election of six (6) directors nominated by our board of directors for a term of one year;
2.	Approving the Company’s executive compensation as reported in the accompanying Proxy Statement, on an advisory basis.
3.	An advisory vote regarding the frequency of future advisory votes regarding the Company’s executive compensation.
4.	Ratifying the appointment of RSM US LLP (“RSM”) as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

The board of directors unanimously recommends that you vote “FOR” proposals 1, 2 and 4 and that for proposal 3 you vote for advisory votes regarding executive compensation with a frequency of “1 Year”. The proposals are further described in the proxy statement that accompanies this notice.

We will also address any other proper business that may arise and we will offer reasonable time for your comments and questions.
Only Alpha common stockholders of record at the close of business on March 10, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of that day, there were 13,052,684 common shares outstanding. For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Alpha’s corporate offices located at 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620.
Your vote is very important. If you are unable to attend the meeting, we urge you to vote by proxy by following the instructions in the accompanying proxy statement and proxy card.

By Order of the Board of Directors,

Andy Eidson Chief Executive Officer	April 4, 2025

For 2025 Annual Meeting of Stockholders of Alpha Metallurgical Resources, Inc. To Be Held On May 7, 2025

PROXY STATEMENT
The board of directors of Alpha Metallurgical Resources, Inc. (“Alpha” or the “Company”) is soliciting proxies to be voted on the stockholders’ behalf at the 2025 annual meeting of stockholders (the “Annual Meeting”). This document includes information about the proposals to be voted upon at the Annual Meeting.
Beginning on or about April 4, 2025, the Company first sent the notice of the Annual Meeting and this proxy statement (together, this “Proxy Statement”) and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) to all stockholders entitled to vote at the Annual Meeting.
ABOUT THE ANNUAL MEETING
Q:	Why have you provided me these materials?
A:
We are providing these materials to you in connection with our Annual Meeting, which will take place on May 7, 2025. Alpha’s board of directors is soliciting your “proxy,” which is your authorization for our representatives to vote your shares as you direct. This Proxy Statement describes the purposes of the meeting and, along with your proxy card or voting instruction form and our 2024 Annual Report, provide the information you need to know to vote. Once given, your proxy will be effective for the Annual Meeting and at any adjournment, postponement or continuation of that meeting.

Q:	What is included in these materials?
A:	The materials include:
•	this Proxy Statement, which also includes a letter from our board chair, Michael Gorzynski, and our chief executive officer, C. Andrew Eidson, and a Notice of Annual Meeting of Stockholders,
•	a proxy card or voting instruction form, and
•	our 2024 Annual Report, which includes our audited 2024 financial statements.
Q:	When and where will the Annual Meeting be held?
A:
The Annual Meeting will be held via an interactive webcast on Wednesday, May 7, 2025 at 10:00 a.m. Eastern time. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2025 shortly before the meeting time and follow the instructions. You will need the 16 digit control number on your proxy card to attend the Annual Meeting via the webcast.

Alpha Metallurgical Resources, Inc.  3  2025 Proxy Statement

Q:	Who can attend the meeting?
A:
Alpha common stockholders of record as of the close of business on March 10, 2025, which our board of directors has determined to be the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?
A:
Alpha common stockholders of record as of the close of business on March 10, 2025, which our board of directors has determined to be the record date for the Annual Meeting, or their duly appointed proxies, are entitled to one vote per share owned as of that date. There were 13,052,684 shares outstanding as of March 10, 2025.

Q:	What are the voting rights of holders of Alpha common stock?
A:
Each outstanding share of Alpha common stock entitles the holder to cast one vote on each matter considered at the Annual Meeting. In the case of election of directors, each share entitles the holder to cast one vote for each position to be filled. Cumulative voting is not permitted.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Most Alpha stockholders hold their shares through a broker, bank, or other nominee (held “beneficially”, or “held in street name”) rather than directly in their own name (“of record”, also known as “registered holders”). As summarized below, there are important distinctions between shares held of record and those owned beneficially.

Registered Holders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a registered holder, and the proxy materials were sent directly to you. As a registered holder, you have the right to attend the Annual Meeting and vote your shares in advance of and during the Annual Meeting.
Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other nominee, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in “street name,” and notice of the Annual Meeting was sent to you by your nominee. As the beneficial owner, you are invited to attend and vote your shares in advance of and during the Annual Meeting. See the section below entitled “How can I attend, vote and ask questions at the Annual Meeting?”
Q:	What items will be voted on at the meeting, and how does the board recommend that I vote?
A:	You will be voting on the following four matters:
1.	The election of six (6) directors nominated by our board of directors for a term of one year;
2.	An advisory vote approving the Company’s executive compensation as reported in this Proxy Statement;
Alpha Metallurgical Resources, Inc.  4  2025 Proxy Statement

3.	An advisory vote regarding the frequency of future advisory votes regarding the Company’s executive compensation; and
4.	An advisory vote to ratify the appointment of RSM as the independent registered public accounting firm for the fiscal year ending December 31, 2025.

The board of directors unanimously recommends that you vote “FOR” each of proposals 1, 2 and 4 and, with respect to proposal 3, vote in favor of a “1 YEAR” interval between advisory votes regarding executive compensation. For more information regarding each proposal, see the section of this Proxy Statement entitled “Proposals”.

Q:	How can I attend, vote and ask questions at the Annual Meeting?
A:
Stockholders of record at the close of business on March 10, 2025 will be able to attend the meeting, vote, and submit questions using the webcast’s “Ask a Question” function. The Annual Meeting will begin at 10:00 a.m. Eastern time on May 7, 2025. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/AMR2025 shortly before the meeting time and follow the instructions. To join the meeting via webcast, you will need the 16 digit control number that appears on your proxy card, voting instruction form or other information from your nominee.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will still be counted if you later decide not to attend the meeting.

Q:	What should I do if I need technical assistance before or during the webcast?
A:
A technical assistance telephone number will be available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, please use that telephone number for assistance.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Stockholders may vote via the internet, by telephone or by mail.
1.
Via the internet. You may vote your shares via the internet by following the instructions on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote through the internet by following the instructions provided by your broker, bank or other holder of record.

2.
By telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions provided by your broker, bank or other holder of record.

3.
By mail. If you choose to vote by mail, simply mark your voting instructions on the proxy card, and sign and date it and return it in the enclosed prepaid envelope. If you mail your proxy card, we must receive it before the polls close at the meeting.

Alpha Metallurgical Resources, Inc.  5  2025 Proxy Statement

Q:	How do I revoke my proxy or change my voting instructions?
A:	You may revoke your proxy or change your voting instructions in any of four ways:
1.
Submit voting instructions again by telephone or the internet. If you are registered holder, you may vote again and the later-dated vote will revoke any previously submitted vote. If you are a “street name” holder, you must follow instructions found on the voting instruction card provided by your broker or other “street” nominee, or contact your broker or other nominee in order to revoke your previously given proxy.

2.
Submit a new proxy card bearing a later date than the one you wish to revoke. A valid later-dated proxy will automatically revoke any proxy previously submitted by you. We must receive your revised vote before the Annual Meeting begins.

3.
Write to Alpha’s Corporate Secretary, Mark M. Manno, at 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail). Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Mr. Manno must receive your letter before the Annual Meeting begins.

4.
Attend the Annual Meeting and vote during the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy. To alter your prior instructions, you must vote your shares during the meeting.

Q:	How will proxies be voted if I give my authorization?
A:
The board of directors has selected C. Andrew Eidson, Mark M. Manno and William L. Phillips III, and each of them, to act as proxies with full power of substitution. All properly executed proxy cards delivered by stockholders and not previously revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted “FOR” proposals 1, 2 and 4 and, with respect to proposal 3, will be voted in favor of a “1 YEAR” interval between advisory votes regarding executive compensation.

Q:	Will any other business be presented for a vote at the Annual Meeting?
A:
Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote upon such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with their best judgment.

The chair of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the board of directors if the proposal or nominee was not properly submitted. The requirements for submitting proposals and nominations for next year’s annual meeting of stockholders are described in the section entitled “Stockholder Proposals for the 2026 Annual Meeting”.
Alpha Metallurgical Resources, Inc.  6  2025 Proxy Statement

Q:	What constitutes a quorum?
A:
For business to be conducted at the Annual Meeting, a quorum constituting a majority of the shares of Alpha common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

Q:	What are the voting options and approval requirements for each matter to be voted on?
A:	Delaware law, the New York Stock Exchange’s (“NYSE”) rules and regulations and/or Alpha’s certificate of incorporation and bylaws govern the vote requirements applicable to each proposal.
1.
Election of directors. For each nominee, you may vote in favor of that nominee or withhold your vote from that nominee. Each share of common stock may be voted for as many nominees as there are directors to be elected. Nominees will be elected by a plurality of the votes cast at the meeting. Stockholders may not cumulate their votes. The nominees who receive the highest number of shares voted “for” their election are elected. Withheld votes will have no effect on the election of the nominees.

2.
Advisory approval of executive compensation as reported in this Proxy Statement. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The advisory vote to approve the compensation paid to our named executive officers as reported in this Proxy Statement will pass if approved by a majority of the votes cast. As an advisory vote, your vote will not be binding on the Company or the board of directors. However, the compensation committee of the board, which is responsible for designing and administering the Company’s executive compensation program, values the opinions of our stockholders. To the extent there is any significant vote against the compensation paid to our named executive officers, the compensation committee will evaluate whether any actions are necessary to address stockholders’ concerns when making future compensation decisions.

3.
Advisory vote regarding frequency of future advisory votes on executive compensation. You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting. The advisory vote on frequency of future advisory votes on our executive compensation will be determined by the plurality of votes cast. As this is an advisory vote, your vote will not be binding on the Company or the board of directors. However, the compensation committee values the opinions of our stockholders and will consider the outcome of this vote when determining the frequency of future Say on Pay votes.

4.
Ratification of RSM’s appointment. You may vote in favor of the proposal, vote against the proposal or abstain from voting. The proposal will pass if approved by a majority of the votes cast. The results of the vote will not be binding on the Company or the audit committee. However, the audit committee, which is responsible for appointing the Company’s independent auditor, will take into account the results of the vote.

The board of directors unanimously recommends that you vote “FOR” proposals 1, 2 and 4 and, with respect to proposal 3, vote in favor of a “1 YEAR” interval between advisory votes regarding executive compensation.

Q:	How will votes be counted?
A:
The inspector of elections appointed by the board of directors for the Annual Meeting will calculate affirmative votes, negative votes and abstentions. Under Delaware law, abstentions and broker non-votes will be counted

Alpha Metallurgical Resources, Inc.  7  2025 Proxy Statement

as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum, but will not be considered votes cast and will not have any effect on the vote on any of the proposals.
You own your shares in “street name” if your broker or other “street” nominee is actually the record owner. Under the NYSE rules, brokers or other “street” nominees have authority to vote in their discretion on “routine” matters, such as Proposal 4 (to ratify the appointment of RSM as the independent registered public accounting firm for the fiscal year ending December 31, 2025), if they have not received voting instructions from their clients who are the beneficial owners of such shares at least ten days before the date of the meeting.
When the broker or other “street” nominee does not receive voting instructions from clients with respect to “non-routine” matters, the broker or other “street” nominee may not vote on the matter, resulting in a “broker non-vote.” Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals.
Q:	Where can I find voting results of the Annual Meeting?
A:
Preliminary voting results will be announced at the Annual Meeting. Preliminary or final voting results will also be published in Alpha’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) no later than May 13, 2025. Once it is filed, you may receive a copy of the Current Report through our website at investors.alphametresources.com/investors/financial-information/sec-filings or through EDGAR, the SEC’s electronic data system, at www.sec.gov. You may also receive a copy at no charge by contacting Alpha’s investor relations department at (423) 573-0300.

Q:	What happens if a director nominee is unable to stand for election?
A:
If a director nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote your shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless you change your vote as described above.

Q:	What does it mean if I receive more than one proxy card?
A:
It means that you have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please complete and provide your voting instructions for all proxy cards that you receive from your brokers and other nominees.

Q:	Who pays the cost of soliciting proxies?
A:
Alpha bears the entire cost of soliciting proxies. Proxies will be solicited principally through the internet, but may also be solicited personally or by mail, telephone, facsimile, or special letter by Alpha’s directors, officers, and employees for no additional compensation. Alpha will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.

Alpha Metallurgical Resources, Inc.  8  2025 Proxy Statement

ABOUT OUR MANAGEMENT TEAM
Alpha is led by Andy Eidson, our chief executive officer. The following persons comprise the Company’s executive team.

Charles Andrew Eidson Chief Executive Officer and Director Age 49
Charles Andrew Eidson has served as Alpha’s chief executive officer and a director since January 2023. He previously served as Alpha’s president and chief financial officer from December 2020 and as executive vice president and chief financial officer from July 2016. From May 2019 until July 2019, he was interim co-chief executive officer of Alpha. He was previously executive vice president and chief financial officer of Alpha Natural Resources, Inc. prior to its emergence from bankruptcy proceedings in 2016 (“Predecessor Alpha”), a position he held from March 2016. Predecessor Alpha filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on August 3, 2015. Before that, Mr. Eidson was Predecessor Alpha’s senior vice president for strategy and business development from 2015 and vice president for mergers and acquisitions from 2014. Prior to joining Predecessor Alpha in July 2010, he held several financial positions across industry sectors, including at PricewaterhouseCoopers LLP, Eastman Chemical Company and Penn Virginia Resource Partners, where he led mergers and acquisitions projects for the coal segment and managed the budgeting and planning process. Mr. Eidson holds a bachelor of science degree in commerce and business administration from the University of Alabama and a master of business administration degree from Milligan College.

Daniel E. Horn Executive Vice President, Chief Commercial Officer Age 64
Daniel E. Horn has served as Alpha’s chief commercial officer since January 2022 and as executive vice president of sales since December 2020. He was previously senior vice president of metallurgical coal sales for the Company and president of Contura Coal Sales, LLC from November 2019. Mr. Horn previously held a similar role at Predecessor Alpha, where he served for over a decade and had responsibility for domestic and seaborne metallurgical sales. Prior to joining Predecessor Alpha, Mr. Horn led the coal and coke procurement team at Bethlehem Steel Corporation (“Bethlehem”) after serving in various engineering and operating roles at Bethlehem’s underground coal mines. Mr. Horn holds a bachelor of science degree in mining engineering from the University of Pittsburgh and a master of business administration degree from St. Francis University. He is a registered professional engineer and a licensed underground mine foreman.

Alpha Metallurgical Resources, Inc.  9  2025 Proxy Statement

Mark M. Manno Executive Vice President, General Counsel and Secretary Age 54
Mark M. Manno has served as Alpha’s executive vice president, general counsel and secretary since June 2024. He was executive vice president, general counsel, assistant secretary and procurement officer at Gregory Pharmaceutical Holdings, Inc., which does business as UPM Pharmaceuticals, from February 2024. He was UPM’s vice president, general counsel and assistant secretary from January 2023 to February 2024 and deputy general counsel from January 2021 to January 2023. He served as Alpha’s executive vice president, chief administrative and legal officer and secretary from January 2018 until his departure from the Company in December 2019, and from May 2019 until July 2019 he was interim co-chief executive officer of Alpha. After departing Alpha in December 2019, he served as a consultant to the Company until December 2020. He previously served as the Company’s executive vice president, general counsel, secretary and chief procurement officer from July 2016 and before that as executive vice president, general counsel, secretary and chief procurement officer for Predecessor Alpha, positions he held from December 2015. Mr. Manno was an officer in the U.S. Navy and is a graduate of the U.S. Naval Academy. He completed his master of business administration degree at Mississippi State University and his law degree at the University of Memphis.

J. Todd Munsey Executive Vice President and Chief Financial Officer Age 43
J. Todd Munsey has served as Alpha’s executive vice president and chief financial officer since August 2022. He was previously senior vice president and controller from August 2016. He served as senior vice president – tax and external reporting for Predecessor Alpha from December 2015 to July 2016 and was vice president – tax and external reporting of Predecessor Alpha from April 2015 to December 2015. Mr. Munsey earlier served Predecessor Alpha in a number of tax and accounting roles from July 2007. Prior to joining Predecessor Alpha, he was a senior tax analyst with PricewaterhouseCoopers from August 2004 to July 2007. Mr. Munsey is a certified public accountant in the state of North Carolina and graduated from Milligan College with a bachelor of science in accounting and from Virginia Tech – Pamplin College of Business with a master of science in taxation.

Alpha Metallurgical Resources, Inc.  10  2025 Proxy Statement

Jason E. Whitehead President and Chief Operating Officer Age 47
Jason E. Whitehead has served as president of Alpha since January 2023 and as chief operating officer since August 2019. He was previously chief operating officer and senior vice president – operations for Alpha Natural Resources Holdings, Inc. from July 2016 until November 2018, and vice president – operations of Predecessor Alpha from November 2012. Mr. Whitehead previously served in operations and operations-support roles, including executive roles, with Predecessor Alpha, Massey Energy Company and numerous other coal companies. He also served as an operations consultant to Alpha from December 2018 through April 2019. Mr. Whitehead holds bachelor of science degrees from Bluefield State College in civil engineering technology and architectural engineering technology and a master of business administration degree from the University of Charleston.

Alpha Metallurgical Resources, Inc.  11  2025 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS
All of the Company’s directors are elected annually. The board of directors currently has six members, all of whom have been nominated to stand for re-election at the Annual Meeting for a one-year term. For additional information about each director’s skills and experience, please see “Director Experience”. For information about the board committees on which each director serves, please see “Committee Membership”.

Joanna Baker de Neufville Director Age 46
Joanna Baker de Neufville has served as a director of Alpha since January 2023. She has served as a principal of the investment fund De Neufville and Company, L.P., where she oversees the firm’s investment portfolio, since 2020. Prior to joining De Neufville & Company in 2020, she worked for three years as a strategy consultant. Prior to that, she served as chief operating officer and chief financial officer of the Tamara Mellon Brand. Previously, Ms. Baker de Neufville co-founded and was chief executive officer of HealthLeap, an online medical portal, which she sold in 2011. Ms. Baker de Neufville began her career in the equities division at Goldman Sachs. She received a master of business administration degree from Harvard Business School and a bachelor of arts degree from Dartmouth College. She serves as a board member of the Society of Memorial Sloan Kettering Cancer Center and The Roxiticus Foundation. Based upon her experience, Alpha believes Ms. Baker de Neufville is qualified to serve as a director.

Kenneth S. Courtis Director Age 69
Kenneth S. Courtis has served as a director since February 2021. He has also served as chair of Starfort Investment Holdings since 2009. Mr. Courtis has over three decades of experience in corporate finance, investments, and virtually all aspects of the commodity sector. He previously served as vice chair and managing director of Goldman Sachs and as chief economist and investment strategist at Deutsche Bank Asia. Mr. Courtis also served as a director of INNOVATE Corp. from 2020 to 2022. Over the course of his career he has served on the board or advisory council for a number of leading international firms. Mr. Courtis earned an undergraduate degree from Glendon College in Toronto and a master’s degree in international relations from Sussex University in the United Kingdom. He earned a master of business administration degree from the European Institute of Business Administration, as well as a doctorate degree with highest distinction from the Sciences Po, Paris. Based upon his experience, Alpha believes Mr. Courtis is qualified to serve as a director.

Alpha Metallurgical Resources, Inc.  12  2025 Proxy Statement

Charles Andrew Eidson Chief Executive Officer and Director Age 49
Charles Andrew Eidson has served as Alpha’s chief executive officer and as a director since January 2023. A description of Mr. Eidson’s background and business experience is provided under the section “About Our Management Team.” Based upon his experience and his role as Chief Executive Officer of Alpha, Alpha believes Mr. Eidson is qualified to serve as a director.

Michael Gorzynski Chair of the Board Age 47
Michael Gorzynski has served as chair of the board since December 2024. He previously served as lead independent director from February 2024 and as a director from January 2023. He is the founder of MG Capital Management, a significant shareholder of Alpha, and serves as managing partner. He has also served as executive chairman of Continental General Insurance Company. Previously, Mr. Gorzynski served as a director of INNOVATE Corp. from 2020 to 2022. Prior to forming MG Capital Management in 2011, Mr. Gorzynski was an investor in special situations globally at Third Point LLC. Earlier in his career, he worked in investment banking at Credit Suisse First Boston and Spectrum Equity Investors. He received a bachelor of arts degree from the University of California, Berkeley, and a master of business administration degree from Harvard Business School. Based upon his experience, Alpha believes Mr. Gorzynski is qualified to serve as a director.

Alpha Metallurgical Resources, Inc.  13  2025 Proxy Statement

Shelly Lombard Director Age 65
Shelly Lombard has served as a director since February 2024. She has 35 years of experience in finance on Wall Street, analyzing and investing in public equities and bonds. She is a qualified financial expert with experience in capital allocation, capital markets, and mergers and acquisitions. Ms. Lombard has served on the board, and as a member of the audit committee, of Craft 1861 Global Holdings, Inc. since February 2023, which was publicly traded until the company was taken private by Nano Cures Investors in August 2024. She previously served on the board of several other public companies, including: Bed Bath and Beyond, from February 2022 to September 2023, where she also was a member of the audit and nominating/governance committees; INNOVATE Corp, from May 2020 to July 2022, where she chaired the audit committee and was a member of the nominating/governance and compensation committees; Spartacus Acquisition Corp, from October 2020 to November 2021, where she chaired the audit committee; and Alaska Communications, from June 2020 to August 2021, where she served as a member of audit and compensation committees. From 2014 to 2024, Ms. Lombard was a consultant, analyzing investment opportunities for a family office. She began her career in the leveraged finance group at Citibank and in the high yield commercial paper group at Drexel Burnham Lambert. She also managed proprietary investments for ING Bank, Barclays Bank, and Chase Manhattan Bank. Ms. Lombard has a master of business administration degree in finance from Columbia University’s Graduate School of Business and a bachelor of arts degree in communications and government from Simmons University. Based upon her experience, Alpha believes Ms. Lombard is qualified to serve as a director.

Daniel D. Smith Director Age 72
Daniel D. Smith has served as a director since February 2021. He previously served on the boards of directors of Blackhawk Mining, LLC, Patriot Coal Corporation and Corsa Coal Corp, as well as several professional boards within the coal industry. Mr. Smith’s career with Norfolk Southern Corporation (“NS”) spanned more than three decades and a number of senior management roles. He retired as senior vice president of energy and properties at NS in 2013 and previously held the roles of president of NS Development and president of Pocahontas Land Corporation. He has also been a licensed professional mining engineer. Mr. Smith earned a bachelor’s degree in industrial engineering and operations research from Virginia Polytechnic Institute and State University. Based upon his experience, Alpha believes Mr. Smith is qualified to serve as a director.

Alpha Metallurgical Resources, Inc.  14  2025 Proxy Statement

DIRECTOR EXPERIENCE
The following table sets forth the key skills and attributes possessed by the director nominees and the tenure of each on the Company’s board as of the date of the Annual Meeting.

Name (tenure, in years, as of May 7, 2025)	Baker 2.3	Courtis 4.3	Eidson 2.3	Gorzynski 2.3	Lombard 1.2	Smith 4.3
Knowledge, Skills and Experience
Senior Leadership (e.g., CEO, Pres., CFO, COO)	•	•	•	•		•
Financial Experience (e.g., CFO, auditor, analyst)		•	•	•	•
Public Company Board Experience	•	•	•	•	•	•
Business Development; M&A	•	•	•	•	•	•
Capital Markets; Finance	•	•	•	•	•
Compensation; HR				•		•
Corporate Governance		•		•	•
Government Relations		•		•
Industrial Operations			•
Legal				•
Natural Resources / Energy		•	•	•		•
Risk Management		•	•	•
Safety, Health & Environmental; ESG				•
Sales and Marketing						•
Technology; IT; Cybersecurity
Other Qualifications
Independence from Alpha (As determined by the Board)	•	•		•	•	•
Audit Committee Financial Expert (As determined by the Board)	•			•	•	•

Alpha Metallurgical Resources, Inc.  15  2025 Proxy Statement

INDEPENDENT AND NON-MANAGEMENT DIRECTORS
Under the NYSE rules and, with respect to the audit committee under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules adopted under the Exchange Act, we are required to, and do, have a majority of independent directors, as all of our directors are independent other than our chief executive officer, Mr. Eidson. Only independent directors serve on each of our audit, compensation and nominating and corporate governance committees. As more fully described below, our safety, health and environmental committee must be, and is, composed of at least a majority of independent directors pursuant to the committee’s charter.
Our board of directors undertook an annual review of director and director nominee independence in February 2025. The purpose of this review was to determine whether any relationships or transactions involving non-management director nominees, their family members and affiliates were inconsistent with a determination that the director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to audit and compensation committee members and nominees, under the independence standards for audit and compensation committee members adopted by the NYSE as required by SEC rules. Based on that review, our board of directors has determined that each of the non-management director nominees qualifies as “independent” under the independence standards set forth in the NYSE rules and each audit and compensation committee member qualifies as “independent” under the independence standards for audit and compensation committee members adopted by the NYSE as required by SEC rules.
In connection with each of the quarterly meetings of the board of directors, the non-management directors meet in executive session without any members of management present. If at a given time there are any non-management directors who are not independent, the independent directors also regularly meet separately. If the board of directors convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead independent director, if there is one, presides at executive sessions of the non-management directors.
BOARD AND ITS COMMITTEES
Our board of directors has four standing committees: (i) an audit committee, (ii) a compensation committee, (iii) a nominating and corporate governance committee and (iv) a safety, health and environmental committee. Although the NYSE rules require only that the board of directors have standing audit, compensation and nominating and corporate governance committees, the board feels that it is important to maintain a safety, health and environmental committee to oversee the Company’s policies and procedures regarding these matters. From time to time, our board of directors may also form special ad hoc committees to which it may delegate certain authority to administer particular duties of the board.
Each of the standing committees acts according to a written charter adopted by the board. Stockholders may obtain a copy of each charter, at no cost, either on our website at investors.alphametresources.com/investors/corporate-governance/governance-documents or upon written request to William L. Phillips III, Senior Vice President, Deputy General Counsel and Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
The board of directors held six meetings in 2024, either in person or by telephone. Each currently serving director attended at least 75% of the aggregate of the total number of meetings of the board of directors in 2024 (held during the periods for which he or she served as a director) and the total number of meetings held by each committee on which he or she served in 2024 (during the period that he or she served). See “Committee Membership” for information regarding the committees on which each of our directors sits and the number of committee meetings held by each committee in 2024.
Alpha Metallurgical Resources, Inc.  16  2025 Proxy Statement

Under Alpha’s Corporate Governance Guidelines, directors are expected to attend stockholder meetings. All then-serving directors attended the 2024 annual meeting of stockholders. A copy of Alpha’s Corporate Governance Guidelines is available at no cost either through our website at investors.alphametresources.com/investors/corporate-governance/governance-documents or upon written request to William L. Phillips III, Senior Vice President, Deputy General Counsel and Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
BOARD LEADERSHIP STRUCTURE
CHAIR OF THE BOARD
Mr. Gorzynski is the chair of our board of directors. The chair presides at all meetings of the board and stockholders. In addition, the chair performs such other duties as are prescribed by our governing documents or that may be assigned to him by the board from time to time, including, but not limited to:
•	providing leadership to the board;
•
approving the schedule and agenda for board meeting(s) as well as information to be sent to the board, determining whether there are major risks which the board should focus upon at the meeting(s) and facilitating communication among the directors; and

•	directing the calling of a special meeting of the board or of the independent members of the board.
LEAD INDEPENDENT DIRECTOR
Our governing documents permit the roles of chief executive officer and chair of the board to be held by the same person, and this arrangement has occurred at times in the Company’s history. In the event that the chair of the board is not an independent director, however, the board must appoint a lead independent director who has served as a director of the Company for at least one year. The lead independent director has the following duties and powers:
•	serving as the liaison between the independent members of the board and the chair;
•	presiding at all board meetings at which the chair is not present, including executive sessions and meetings of non-management directors and/or independent directors;
•	approving the agendas for board meetings and the meeting schedule to assure that there is sufficient time for discussion of all agenda items;
•	reviewing information to be sent to the board;
•	determining whether there are major risks that the board should address;
•	facilitating communication among the independent directors and with the chair;
•	directing the chief executive officer or corporate secretary to call a special meeting of the board or of the independent members of the board;
•	consulting and communicating directly with major stockholders, when requested by management and when it is appropriate to do so; and
•	performing such other duties as may from time to time be delegated to the lead independent director by the board.
Because our chair, Mr. Gorzynski, is an independent director, the board does not currently have a lead independent director. Before becoming chair, Mr. Gorzynski served as lead independent director.
Alpha Metallurgical Resources, Inc.  17  2025 Proxy Statement

COMMITTEE CHAIRS
Each of the board’s standing committees is chaired by an independent director, further helping to ensure a robust role for the board’s independent directors.
BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT
Our management team is responsible for the assessment and control of risk at the Company. Under our Corporate Governance Guidelines, our board of directors is charged with evaluating major risks facing Alpha, which are communicated to the board by management, and overseeing that appropriate risk management and control procedures are in place.
Our board of directors has delegated to various of its committees the responsibility for overseeing the management of certain risks. Even when risk oversight has been delegated to a committee, however, the full board maintains oversight of these risks.
In accordance with NYSE rules, the board of directors has delegated to the audit committee oversight of risks related to the integrity of the Company’s financial reporting processes. The audit committee:
•
reviews and discusses with management Alpha’s major financial risk exposures and steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies); and

•
oversees procedures that management has established to monitor compliance with Alpha’s Code of Business Ethics (the “Code of Ethics”) to address any potential conflicts of interest and other matters addressed in the Code of Ethics and its related person transaction policy, which is described under “Review and Approval of Transactions with Related Persons”.

The compensation committee regularly assesses whether Alpha’s compensation policies and practices incentivize excessive risk-taking, the nominating and corporate governance committee reviews material governance-related risks, such as those related to director and officer succession, and oversight of risks associated with safety and health and the protection of the environment has been delegated to the safety, health and environmental committee. For more information about the functions and activities of the board’s standing committees, see the section entitled “Board Committees”.
CODE OF BUSINESS ETHICS
Alpha has adopted a Code of Ethics which applies to all employees (including senior financial employees), officers (including the chief executive officer and chief financial officer) and directors. The Code of Ethics is available at no cost either through Alpha’s website at investors.alphametresources.com/investors/corporate-governance/governance-documents or upon written request to William L. Phillips III, Senior Vice President, Deputy General Counsel and Assistant Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
Alpha Metallurgical Resources, Inc.  18  2025 Proxy Statement

BOARD COMMITTEES
COMMITTEE MEMBERSHIP
The table below identifies the board’s standing committees on which each of the nominees currently sits:

COMMITTEES
	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	SAFETY, HEALTH AND ENVIRONMENTAL
Joanna Baker de Neufville	MEMBER(1)			CHAIR
Kenneth S. Courtis		MEMBER	MEMBER
Charles Andrew Eidson				MEMBER
Michael Gorzynski		MEMBER	CHAIR
Shelly Lombard	CHAIR(1)
Daniel D. Smith	MEMBER(1)	CHAIR	MEMBER	MEMBER

(1)	Audit Committee Financial Expert
COMMITTEE MEETINGS
The board’s standing committees meet at scheduled times during the year, typically prior to quarterly board meetings. However, other scheduled meetings may be conducted in person or virtually, depending on the work tasks of the committee. The agendas for meetings are initially prepared by the general counsel in consultation with the committee’s chair and may also be reviewed by the chair of the board, the lead independent director, if there is one, the chief executive officer, and, at times, other legal counsel. To allow committees to make detailed inquiries into matters for which they are responsible, and to assist them in making informed decisions, appropriate members of management and external advisers are typically invited to attend committee meetings. For example, audit committee meetings are generally attended by the chief financial officer, the general counsel, the deputy general counsel for securities and governance and the leader of the Company’s internal audit function, as well as certain other members of management and representatives of the independent auditor. In addition, directors frequently attend meetings of the committees on which they do not serve. Committees also typically conduct executive sessions after each regular meeting and regularly meet privately and individually with key members of management and with the committee’s external advisors such as independent auditors or a compensation consultant.
The actions of each committee are recorded in the minutes of its meetings. Each committee chair reports to the board, as appropriate, regarding the committee’s actions and recommendations.
The number of meetings held by each of the board’s standing committees in 2024 was as follows:

COMMITTEE	MEETINGS
Audit	4
Compensation	5
Nominating and Corporate Governance	6
Safety, Health and Environmental	4

Alpha Metallurgical Resources, Inc.  19  2025 Proxy Statement

AUDIT COMMITTEE
Our board of directors has determined that all current members of the audit committee are financially literate under current listing standards of the NYSE. Further, our board has determined that all current members of the audit committee are independent within the meaning of SEC and NYSE regulations, including the heightened independence requirements applicable to members of audit committees contained in the NYSE rules and as set forth in Rule 10A3-(b)(1) of the Exchange Act, and that each of Ms. Baker de Neufville, Ms. Lombard and Mr. Smith qualifies as an “audit committee financial expert.”
The audit committee assists the board of directors in monitoring the quality, reliability and integrity of our accounting policies and financial statements, overseeing our compliance with legal and regulatory requirements and reviewing the independence, qualifications and performance of our internal and independent auditors. Among other matters enumerated in the audit committee charter, the committee is generally responsible for:
•	Appointing and compensating our independent auditors, including authorizing their scope of work and approving any non-audit services to be performed by them with respect to each fiscal year;
•
Reviewing and discussing our annual audited and quarterly unaudited financial statements with our management and independent auditors, as well as a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, and all relationships between us and the independent auditor;

•	Assessing risks faced by the company such as economic and cybersecurity risks; and
•	Reviewing our financial press releases, as well as other financial information and earnings guidance, if given, provided to analysts and rating agencies.
In addition, our disclosure committee, which is composed of senior employees, supports the Company’s chief executive officer, chief financial officer and the audit committee with regard to disclosure controls and procedures and the integrity of its public disclosures.
COMPENSATION COMMITTEE
Our board has determined that all current members of the compensation committee are independent within the meaning of the NYSE rules, including the heightened independence requirements applicable to members of compensation committees contained in the NYSE rules, and qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
The compensation committee is generally responsible for assisting our board of directors in all matters relating to the compensation of our directors and executive officers and overseeing our compliance with legal and regulatory requirements as they relate to matters of compensation. The compensation committee charter sets forth the committee’s role and responsibilities. Among other responsibilities enumerated in its charter, our compensation committee is responsible for:
•	Reviewing and approving our executive compensation policies and practices, as well as the corporate goals and objectives relevant to the compensation of our executive officers;
•	Reviewing and approving the compensation, including salary, bonuses and benefits, paid to our executive officers, including any employment agreements or similar arrangements;
•	Assessing and addressing compensation-related risks;
•	Reviewing director compensation and recommending to the board any proposed changes to that compensation;
Alpha Metallurgical Resources, Inc.  20  2025 Proxy Statement

•	Evaluating the independence of any advisors retained by the compensation committee as required by law or rule and/or by such other criteria as determined by the compensation committee;
•	Reviewing and approving and, where required to do so, making recommendations to our board with respect to, cash incentive compensation plans and equity-based plans, and administering those plans; and
•
Delegating any or all of its responsibilities to a subcommittee consisting of one or more members of the compensation committee, when appropriate and permitted by applicable legal and regulatory requirements.

Our compensation committee is authorized to administer our Management Incentive Plan (the “MIP”) and our 2018 Long-Term Incentive Plan (the “LTIP”) and may delegate its authority thereunder to another committee of the board or to an appropriate officer of Alpha, in accordance with law and the terms of the applicable plan. For example, the LTIP provides our compensation committee the authority to delegate certain of its powers under the plan, relating only to employees who are not executive officers, to our chief executive officer.
In addition, our human resources department and our benefits committee, which is composed of senior employees, support the compensation committee in its work and act pursuant to delegated authority to fulfill various functions in administering the day-to-day aspects of our compensation and benefits plans.
ROLE OF EXECUTIVE MANAGEMENT IN DETERMINING EXECUTIVE COMPENSATION
Our compensation committee works with our management team in reviewing compensation matters, as more fully described above and in the section entitled “Compensation Discussion and Analysis”.
ANNUAL PROCESS FOR DETERMINING COMPENSATION OF EXECUTIVE OFFICERS
As more fully described under “Compensation Discussion and Analysis”, our compensation committee, together with the independent compensation consultant engaged by the committee, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our compensation committee reviews, among other items, each of the key components of compensation — base salary, short- and long-term incentives and other compensation and benefit programs — both within Alpha and as compared to peer data, to determine whether each of these components is in line with our compensation philosophy and the Company’s related goals and objectives. Upon the recommendation of our chief executive officer with respect to the compensation of each other executive officer, and, following its review of the findings of our independent compensation consultants, our compensation committee then determines the compensation for all executive officers.
INDEPENDENT COMPENSATION CONSULTANTS
The compensation committee has the authority to directly engage the services of outside advisors, including an independent compensation consultant, to assist the committee with its review of the Company’s executive and director compensation programs. The role of the independent compensation consultant includes, without limitation: (i) reviewing Alpha’s peer group of companies for benchmarking purposes with respect to compensation and performance, (ii) conducting a competitive assessment of each executive’s total direct compensation (e.g., base salary, annual- and long-term incentives), (iii) developing a trends report regarding executive compensation and keeping the compensation committee apprised of regulatory changes and other developments related to executive compensation, (iv) advising the compensation committee regarding annual- and long-term incentive plan design, (v) performing a competitive assessment of non-employee director compensation and (vi) assisting with the preparation of proxy statement disclosures.
In January 2020, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist the committee with its review of the Company’s executive and director compensation programs. During 2024, Meridian was the only compensation consultant that had a role in determining or recommending the amount or form of compensation paid to our executives and non-employee directors. To maintain independence from management, Meridian has not provided and will not provide any services to the Company other than services provided to the compensation committee.
Alpha Metallurgical Resources, Inc.  21  2025 Proxy Statement

Prior to retaining Meridian, the committee reviewed, and on an annual basis reviews, the following with respect to the services provided by Meridian: (i) whether Meridian provided other services to Alpha, (ii) the amount of fees received from the Company by Meridian as a percentage of the total revenue of Meridian, (iii) policies and procedures of Meridian that are designed to prevent conflicts of interest, (iv) any business or personal relationships of the consultants or Meridian with members of the compensation committee or Alpha’s executive officers and (v) any Alpha stock owned by the consultants. In each case, the committee has found that Meridian does not have any such relationships with Alpha or own stock in the Company.
Meridian reports directly to the compensation committee and, with the consent of the committee, coordinates and gathers information from members of management and human resources personnel with which to advise the committee. The work of Meridian for the committee has not presented any conflicts of interest that required the committee’s consideration.
For more information regarding our compensation committee’s processes for determining executive officer compensation and the role of our independent compensation consultants in executive compensation matters, see “Compensation Discussion and Analysis”.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our board has determined that all current members of the nominating and corporate governance committee are independent within the meaning of the NYSE rules and qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
The nominating and corporate governance committee assists the board in identifying individuals qualified to become board members and executive officers and selecting, and recommending that the board select, director nominees for election to our board and its committees. Our nominating and corporate governance committee is also generally responsible for:
•	Developing and recommending governance policies and procedures for our board and monitoring compliance with our Corporate Governance Guidelines;
•	Considering questions of independence and possible conflicts of interest that may affect directors;
•	Leading our board in its annual performance review;
•	Making recommendations regarding the purpose, structure and operations of each of our board committees;
•	Overseeing and approving a management continuity planning process; and
•	Considering and recommending whether the board should accept any director resignations.
DIRECTOR NOMINATION PROCEDURES
Pursuant to our Corporate Governance Guidelines and the committee’s charter, our nominating and corporate governance committee reviews the qualifications of proposed director nominees to serve on our board and recommends nominees to our board. Our board is ultimately responsible for proposing a slate of nominees to the stockholders for election to the board, using information provided by the committee.
Our board chair, our chief executive officer, members of our nominating and corporate governance committee and other members of our board are sources for the identification of prospective director nominees. Our nominating and corporate governance committee also has authority to retain third-party search firms to identify director candidates. The committee may consider proposed nominees that are identified by stockholders in the manner prescribed by our bylaws (as described below).
Alpha Metallurgical Resources, Inc.  22  2025 Proxy Statement

STOCKHOLDER NOMINATIONS OF DIRECTORS AND PROPOSALS OF OTHER BUSINESS
Our fourth amended and restated bylaws (as amended and restated, the “Amended Bylaws”) include procedures and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings, including provisions related to the use of “universal” proxy cards as permitted by the SEC.
Sections 2.10(a) and 2.10(b) of our Amended Bylaws describe the process by which stockholders of the Company may submit director nominations or proposals for other business at an annual or special meeting of stockholders, respectively, at which directors are to be elected.
The procedures for a stockholder to nominate a director or propose other business at an annual meeting of stockholders include, but are not limited to, the following:
•
The stockholder must have given timely advance written notice, in proper form, to the corporate secretary of the Company including, without limitation, each proposing stockholder’s, and each beneficial owner’s, if any, name and address and information regarding, for each class or series, the number of shares of capital stock of the Company that are held of record or are beneficially owned by the stockholder and by any beneficial owner. The deadlines for providing notice to the Company of a proposed director nomination or a proposal for other business at our next annual meeting are set forth in our bylaws and summarized in “Stockholder Proposals for the 2026 Annual Meeting”.

•	The notice provided to the corporate secretary of the Company must also include:
•
all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filing pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the nominee’s written consent to being named in the proxy statement as a director nominee and to serve as a director if elected; and

•
a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that the person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company.

•
As to any other business that the stockholder proposes to bring before the meeting, the notice provided to the corporate secretary of the Company must also include a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting the business and any material interest in the business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

•
As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must also include, with respect to each proposing stockholder and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of the stockholder (as they appear on the Company’s books) and any beneficial owner;
•	for each class or series, the number of shares of capital stock of the Company that are held of record or are beneficially owned by the stockholder and by any beneficial owner;
•
a description of any agreement, arrangement, understanding between or among the stockholder and any beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of the nomination or other business;

Alpha Metallurgical Resources, Inc.  23  2025 Proxy Statement

•
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any beneficial owner or any nominee with respect to the Company’s securities;

•
a representation as to whether the stockholder or any beneficial owner intends or is part of a group that intends to (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each nominee, (II) otherwise to solicit proxies from stockholders in support of the proposal or nomination, and/or (III) solicit proxies in support of any proposed nominations of persons for election to the board of directors other than the Company’s nominees for election to the board of directors from the holders of capital stock of the Company representing at least sixty-seven percent (67%) of the voting power of the capital stock entitled to vote generally in the election of directors in accordance with Rule 14a-19 of the Exchange Act;

•
a representation as to whether the stockholder or any beneficial owner has complied with all state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Company and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Company;

•
any direct or indirect material interest or any material contract or agreement between the stockholder or any beneficial owner with the Company, any affiliate of the Company or any entity that provides products or services that compete with or are alternative to the principal products produces or services provided by the Company or its affiliates (a “Competitor”) (including any employment agreement, collective bargaining agreement or consulting agreement);

•	any other material relationship between the stockholder, or any beneficial owner, on the one hand, and the Company, any affiliate of the Company or any Competitor, on the other hand;
•
any other information relating to the stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the nominee or proposal pursuant to Section 14 of the Exchange Act;

•	any other information relating to any proposed item of business as the Company may reasonably require to determine whether the proposed item of business is a proper matter for stockholder action; and
•	the stockholder’s written consent to the public disclosure of information provided to the Company pursuant to Section 2.10(a)(iii) of our Amended Bylaws.
•	For the procedures for a stockholder to nominate a director or propose other business at a special meeting of stockholders, see Section 2.10(b) of our Amended Bylaws.
•
The stockholder making a nomination must comply with the requirements of Rule 14a-19 of the Exchange Act and must provide the Company with reasonable evidence that it complies with Rule 14a-19 under the Exchange Act by a specified date prior to the annual meeting.

Alpha Metallurgical Resources, Inc.  24  2025 Proxy Statement

Alpha may also require that any proposed director nominee furnish other information as may reasonably be required by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company, to serve on any committee of the board of directors or that could otherwise be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.
The foregoing summary of our stockholder director nomination and other business proposal procedures is not complete and is qualified in its entirety by reference to the full text of our Amended Bylaws that has been publicly filed with the SEC and is available at no cost at www.sec.gov.
DIRECTOR AND BOARD QUALIFICATION
We believe that our board members must have the highest professional and personal ethics and values. Candidates should bring integrity, insight, energy and analytical skills to board deliberations. We recognize that the strength and effectiveness of the board reflects the balance, experience, and diversity of directors, their commitment and, importantly, their ability to work effectively as a group in carrying out their responsibilities. We seek board candidates who are:
•	Respected within the industry and our markets;
•	Proven leaders in the communities in which we do business;
•	Experienced managers;
•	Visionaries for the future of our business;
•	Able to effectively handle crises and minimize risk;
•	Dedicated to sound corporate governance; and
•	Diverse in geographic origin, gender, ethnic background and professional experience.
We seek candidates who demonstrate an understanding of our short- and long-term goals and objectives and a commitment to enhancing stockholder value. Toward this goal, we believe that our directors should have experience with key matters, including, for example:
•	Senior leadership or operating experience;
•	Public company risk management;
•	Accounting and finance (including expertise that could qualify at least one director as an “audit committee financial expert”);
•	Public company board service;
•	Regulatory knowledge/expertise and familiarity with the natural resources industry;
•	Safety, health and environmental issues;
•	International markets;
•	Business development / M&A experience and experience formulating corporate strategy;
•	Legal matters;
•	Communications;
•	Information technology and cybersecurity;
•	Government relations; and
•	Compensation/human resources issues.
Alpha Metallurgical Resources, Inc.  25  2025 Proxy Statement

Non-management director candidates should generally be free from any relationship with management or Alpha that could create a conflict of interest or compromise their independent judgment. The nominating and corporate governance committee will also consider the length of an existing director’s service on the board and the extent to which a particular director would fill a present or anticipated future need on the board.
Our Corporate Governance Guidelines and the charter of the nominating and corporate governance committee state that the board, in identifying director candidates, will take into account all factors it considers appropriate to assure a strong board, which may include, among other things, diversity in geographic origin, gender, ethnic background and professional experience. Consistent with these documents, the board seeks nominees with distinct professional backgrounds, experience and perspectives so that the board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual board self-evaluation process, the board evaluates whether or not the board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.
Our nominating and corporate governance committee periodically reviews with our board of directors and each committee the requisite skills and characteristics of individual directors as well as the composition of our board as a whole. From time to time, we may seek to enhance our board of directors with one or more members who possess a specific area of experience or expertise.
Once our nominating and corporate governance committee has identified a prospective nominee, the committee evaluates the prospective nominee against the standards and qualifications set forth above, as well as any other criteria the committee may consider appropriate.
While our nominating and corporate governance committee has no fixed process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. If the committee considers the proposed nominee suitable for consideration, the members of the committee or the committee as a whole will personally interview (and, as appropriate, suggest that other members of our board interview) the proposed nominee. After completing this evaluation, our nominating and corporate governance committee makes a recommendation to the full board as to the persons who should be nominated by our board, and the board determines whether to approve the nominees after considering the recommendation and report of the committee and conducting its own deliberations.
SAFETY, HEALTH AND ENVIRONMENTAL COMMITTEE
The safety, health and environmental committee provides oversight of the Company’s performance in relation to safety, occupational health and environmental issues, including: (i) reviewing appropriate objectives and policies for the Company relative to the protection of the safety and health of employees, contractors, customers, the public and the environment, (ii) overseeing the Company’s monitoring and enforcement of these policies and related procedures and practices and, in connection with its oversight, assessing reports and other information provided by Company management and any external resources as the committee deems appropriate, (iii) overseeing the Company’s policies and procedures for identifying, assessing, monitoring and managing the principal risks in the Company’s business associated with safety and occupational health and the protection of the environment and, in connection with its oversight, assessing reports and other information provided by Company management and any external resources as the committee deems appropriate, (iv) discussing with management annually the scope, plans and resources for conducting audits of the Company’s safety, health and environmental practices and performance and, at least annually, reviewing significant results of these audits, (v) reviewing the Company’s response to significant safety, health and environmental-related public policy, legislative, regulatory, political and social issues and trends that may affect the business operations, financial performance or public image of the Company or the industry and (vi) performing other duties as assigned to it from time to time by the board.
Although not required by law, the committee’s charter requires that a majority of its members satisfy the independence standards of the NYSE.
Alpha Metallurgical Resources, Inc.  26  2025 Proxy Statement

DIRECTOR COMPENSATION
PROCESS FOR DETERMINING NON-EMPLOYEE DIRECTOR COMPENSATION
Our compensation committee reviews, and makes recommendations to the board of directors regarding, non-employee directors’ compensation and benefits, including cash, equity-based awards and any other compensation. In determining non-employee director compensation, our compensation committee seeks advice from the independent compensation consultant retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices and (iii) assess the amount of compensation that is adequate to compensate our directors for their time and effort with respect to board obligations. If, after the annual review of non-employee director compensation by our compensation committee, the committee determines that any changes should be made to the program, it will recommend them to our board for approval.
2024 DIRECTOR COMPENSATION
Pursuant to our Amended and Restated Non-Employee Director Compensation Policy (the “Director Policy”), we currently provide annual compensation to our non-employee directors based on a compensation year from one annual meeting of stockholders to the next (each period, a “Compensation Year”). For the Compensation Year that commenced on May 2, 2024 (the “2024 Compensation Year”), each non-employee director serving at such time received an annual award in the form of stock-settled restricted stock units (“RSUs”) equal to $125,000 divided by the volume-weighted average price (“20-Day VWAP”) of the Company’s common stock as of market close on the 20 trading days ending on the day prior to the grant date, and an annual cash retainer of $100,000. In 2024, Mr. Eidson served as a member of our board as well as chief executive officer, but he did not receive any additional compensation in connection with board service.
Annual cash retainers are paid in quarterly installments, in advance. For any non-employee directors appointed to the board following the commencement of a Compensation Year, the director’s cash retainer will be pro-rated for any partial quarter of service, and the compensation committee will determine in its discretion whether such director will be eligible to receive a full or pro-rated annual RSU award or a special grant of RSUs.
Non-employee directors generally have the opportunity to elect to receive RSUs in lieu of their annual cash retainer or committee compensation. For the 2024 Compensation Year, Messrs. Gorzynski and Courtis and Ms. Baker de Neufville elected to receive RSUs in lieu of the annual cash retainer and committee compensation.
In addition to the annual retainer, non-employee directors are entitled to receive additional cash retainers in connection with service as a non-employee chair of the board, lead independent director or chair or member of committees of our board, as set forth in the following chart.

POSITION	ANNUAL CHAIR / LEAD FEE ($)	ANNUAL MEMBER FEE ($)
Non-Employee Chair of the Board	100,000	n/a
Lead Independent Director if Non-Independent Director is Chair of the Board	50,000	n/a
Audit Committee	30,000	10,000
Compensation Committee	20,000	10,000
Safety, Health and Environmental Committee	15,000	5,000
Nominating and Corporate Governance Committee	12,000	5,000

Non-employee directors’ annual awards are granted pursuant to agreements that generally provide for vesting on the day immediately preceding the first anniversary of the grant date. The awards accelerate and vest in full in connection
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with a change in control of Alpha or if the director ceases to serve as a member of our board as a result of a reason other than cause as of a date that is more than six months after the beginning, but prior to the completion of, the applicable Compensation Year. Unvested RSUs and cash amounts are forfeited upon a separation from service for cause.
Annual awards for the 2024 Compensation Year were made on May 2, 2024 for the non-employee directors serving on that date. The awards were comprised of stock-settled RSUs based on the 20-Day VWAP of the Company’s common stock.
We reimburse non-employee directors for travel expenses incurred in connection with attending board, committee and stockholder meetings and for other business-related expenses in accordance with our reimbursement policies, as they may be amended from time to time.
DIRECTOR STOCK OWNERSHIP GUIDELINES
To align our non-employee directors’ and executive officers’ interests with those of our stockholders, the board has adopted stock ownership guidelines applicable to Alpha’s non-employee directors and executive officers (the “Ownership Guidelines”). Generally, non-employee directors must accumulate and maintain equity ownership in Alpha within five years of becoming a director with a value of no less than five times their annual cash retainer (not including meeting fees or committee chair or member compensation). In determining if a non-employee director has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration, including, without limitation, any unvested equity grants. For purposes of the Ownership Guidelines, equity ownership is measured following the end of each fiscal year of the Company, based on the average daily stock price of our common stock during the December of that fiscal year. As of the end of 2024, all of our non-employee directors were either in compliance with the guidelines or were on track to meet the guidelines within the five-year compliance period. The nominating and corporate governance committee is responsible for the administration and interpretation of the Ownership Guidelines. For a description of the Ownership Guidelines applicable to executive officers, see “Executive Stock Ownership Guidelines”.
2024 DIRECTOR COMPENSATION TABLE
The following table sets forth information concerning the compensation paid to our non-employee directors in respect of the fiscal year ended December 31, 2024.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Joanna Baker de Neufville	25,000	246,575	—	271,575
Kenneth S. Courtis	26,781	235,088	—	261,869
Albert E. Ferrara, Jr.	25,000	—	—	25,000
Elizabeth A. Fessenden	25,000	—	—	25,000
Michael Gorzynski	—	337,492	38,529	376,021
Shelly Lombard	128,398	122,542	—	250,940
Michael J. Quillen	25,000	—	—	25,000
Daniel D. Smith	142,671	122,542	—	265,213
David J. Stetson(4)	243,333	122,542	252	366,127

(1)
Reflects the annual cash retainer and additional cash retainers paid in connection with service as non-employee chair of the board, lead independent director or chair or a member of a committee of our board, in each case, for service during our fiscal year ended December 31, 2024. For Messrs. Quillen and Ferrara and Ms. Fessenden, this amount reflects their final quarterly cash retainer payment made through the end of their 2023-2024 term.

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(2)
The values in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). The values set forth in this column relate to 380 RSUs granted on May 2, 2024 to each of our non-employee directors in connection with their annual equity awards for the 2024 Compensation Year (each with a grant date fair value of $322.48 per share), except for Messrs. Quillen and Ferrara and Ms. Fessenden who did not stand for reelection at the 2024 Annual Meeting and resigned effective February 26, 2024.

For Ms. Baker de Neufville, this column also reflects 379 RSUs granted on May 2, 2024 (with a grant date fair value of $322.48 per share) in connection with her election to receive RSUs in lieu of her annual cash retainer and committee compensation for the 2024 Compensation Year, and 5 RSUs granted on February 29, 2024 (with a grant date fair value of $362.62 per share) in connection with her appointment to a committee chair and her election to receive RSUs in lieu or her pro-rated committee compensation for the remainder of the 2023 Compensation Year.
For Mr. Gorzynski, this column also reflects 522 RSUs granted on May 2, 2024 (with a grant date fair value of $322.48 per share) in connection with his election to receive RSUs in lieu of his annual cash retainer and committee compensation for the 2024 Compensation Year, 27 RSUs granted on February 29, 2024 (with a grant date fair value of $362.62 per share) in connection with his appointment to a committee chair and his election to receive RSUs in lieu of his pro-rated committee compensation for the remainder of the 2023 Compensation Year, and 159 RSUs granted on December 13, 2024 (with a grant date fair value of $231.60 per share) in connection with his appointment to chair of the board and his election to receive RSUs in lieu of his pro-rated chair compensation for the remained of the 2024 Compensation Year.
For Mr. Courtis, this column also reflects 349 RSUs granted on May 2, 2024 (with a grant date fair value of $322.48 per share) in connection with his election to receive RSUs in lieu of his annual cash retainer and committee compensation for the 2024 Compensation Year.
(3)
The values in this column reflect the use of Company aircraft for non-business travel during 2024 for Messrs. Gorzynski ($38,529) and Stetson ($252), which are the actual costs to the Company. Non-business use of corporate aircraft results in imputed income to the director according to Internal Revenue Code and U.S. Department of Transportation requirements.

(4)	Mr. Stetson resigned as the chair of the board and as a director effective December 13, 2024.
DIRECTOR RESIGNATION POLICY
Pursuant to the Company’s Corporate Governance Guidelines, management directors (currently only Mr. Eidson) are required to offer to resign from our board upon their resignation, removal or retirement as an officer of the Company, which resignation may be accepted by our board in its sole discretion. A non-employee director must inform, and offer his or her resignation to, the chair of the nominating and corporate governance committee, the chair of the board and the chief executive officer (if a different person from the chair of the board) in the event of (i) any principal occupation or business association change, including retirement or (ii) any change in circumstances that may cause him or her not to qualify as an independent member of our board under the rules of the NYSE or other applicable regulatory requirements. The nominating and corporate governance committee, with the advice and aid of the foregoing individuals, may make a recommendation to our board, which will then determine whether to accept or reject an offer of resignation.
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COMMUNICATING WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may contact an individual director, the non-management directors or independent directors as a group or the board of directors as a whole by writing to one of the following addresses:

VIA OVERNIGHT COURIER	VIA U.S. MAIL
Board of Directors Attn: Mark M. Manno, Secretary Alpha Metallurgical Resources, Inc. 340 Martin Luther King, Jr. Blvd. Bristol, Tennessee 37620	Board of Directors Attn: Mark M. Manno, Secretary Alpha Metallurgical Resources, Inc. P.O. Box 848 Bristol, Tennessee 37621

Stockholders and other interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Communications from stockholders and other interested parties will be promptly forwarded by the secretary of Alpha to the specified director addressee(s). Communications addressed to the full board of directors or the group of non-management directors will be forwarded by the corporate secretary of Alpha to the chair of the board of directors or the lead independent director, if any, as appropriate. Communications received through this method of delivery that do not indicate a specific recipient will be sent to the full board of directors. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chair of the audit committee and are handled in accordance with procedures established by the audit committee. Items not related to directors’ duties and responsibilities, including solicitations or advertisements, may be excluded by the secretary.
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BOARD COMMITTEE REPORTS
AUDIT COMMITTEE REPORT
The audit committee of the Company’s board of directors is currently composed of three non-employee, independent directors. The committee operates under a written charter adopted by the board of directors. The committee charter is available on the Company’s website at: investors.alphametresources.com/investors/corporate-governance/governance-documents.
The Company’s management is responsible for the Company’s financial reporting processes, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and for issuing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The independent registered public accounting firm is also responsible for performing an audit of the effectiveness of internal controls over financial reporting and expressing an opinion on internal control over financial reporting. The audit committee oversees the Company’s financial reporting processes on behalf of the board of directors.
In this context, the audit committee has met and held discussions with management, the Company’s internal auditors and the independent registered public accounting firm. Management represented to the audit committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 were prepared in accordance with United States generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed internal control over financial reporting with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, regarding the independent accountant’s communications with the audit committee concerning independence, the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the firm is independent, the audit committee considered, among other factors, whether any non-audit services provided by the firm were compatible with its independence.
The audit committee discussed with the Company’s independent registered public accounting firm and the Company’s internal auditors the overall scope and plans for their respective audits. The audit committee meets with the independent registered public accounting firm at least quarterly, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our 2024 Annual Report. The audit committee approved, and the board of directors ratified, the selection of the Company’s independent registered public accounting firm.
Shelly Lombard, Chair
Joanna Baker de Neufville
Daniel D. Smith
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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on its review and discussion with management, the compensation committee recommended to the board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and our 2024 Annual Report.
Daniel D. Smith, Chair
Kenneth S. Courtis
Michael Gorzynski
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Compensation of our named executive officers (“NEOs”) is determined under our compensation program for executive officers. This program is overseen by the compensation committee, which determines the compensation of our executive officers. References in this “Executive Compensation” section to “we,” “us,” “our” and other similar terms refer to Alpha Metallurgical Resources, Inc. and its consolidated subsidiaries, as the context requires.
The following discussion relates to the compensation of our NEOs whose compensation is disclosed in the tables that follow, as well as the overall principles underlying our executive compensation program. Our NEOs for the fiscal year ended December 31, 2024 were:
•	C. Andrew Eidson, Chief Executive Officer (“CEO”),
•	J. Todd Munsey, EVP and Chief Financial Officer (“CFO”),
•	Jason E. Whitehead, President and Chief Operating Officer (“COO”),
•	Daniel E. Horn, EVP, Chief Commercial Officer (“CCO”), and
•	Mark M. Manno, who was named EVP, General Counsel & Secretary on June 1, 2024.
The discussion below also includes compensation information regarding the following former executive officer:
•	Roger L. Nicholson, EVP, Chief Administrative Officer (“CAO”), General Counsel and Secretary until May 31, 2024.
SUMMARY
Our executive compensation program is designed to attract, retain and reward executives who create long-term stockholder value, share our mission and perform in a manner that enables the Company to achieve its strategic goals. Our compensation program provides a market-based total compensation program tied to financial, operating and share performance and aligned with the interests of our stockholders. Our compensation program reflects, reinforces and communicates our commitment to operate safely, responsibly and ethically, and continually strive to improve and deliver quality in everything we do.
•
Our executive compensation program is administered by our compensation committee, which is composed of independent directors appointed by our board. The compensation committee has the responsibility to review and approve executive and director compensation and ensure that our programs align with our policies and philosophies.

•
Variable compensation, both short- and long-term, comprises the majority of the compensation opportunities for our executive team. Long-term compensation opportunity is emphasized over short-term opportunity to encourage executive retention and to align our executives’ interests with long-term results and the interests of our stockholders. Variable compensation supports our pay for performance philosophy by providing payouts linked to level of achieved performance.

•
The Alpha Metallurgical Resources, Inc. Annual Incentive Bonus Plan (the “AIB Plan”) measures both financial and operational performance results, with an emphasis on financial measures. All executives have identical performance goals, consistent with our belief in the importance of teamwork among our leadership team. The AIB Plan is further described below under “2024 Annual Bonuses”.

•
Long-term incentives are a significant component of our executive compensation programs. The opportunity for executives to earn awards, over time, aligns our executive team with the interests of our stockholders. For

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2024, the long-term incentive compensation design for NEOs consisted of time-based RSUs subject to a three-year ratable time-based vesting schedule and performance-based restricted stock units (“PSUs”) with three-year cliff-vesting based on the achievement of Company performance metrics over a three-year performance period.
•	We use limited perquisites to enable us to attract and retain executive talent and further our business goals.
•	We believe our executives should own stock in the Company and have therefore adopted stock ownership guidelines applicable to our executive officers as well as our non-employee directors.
•	Our severance and change in control policies generally include a double trigger payout approach and do not employ tax gross-ups (in the case of a change in control or otherwise).
RECENT DEVELOPMENTS
In January 2025, the compensation committee determined that, in order to promote the retention of the Company’s executive officers and to otherwise help ensure the stability of the Company’s leadership, it would be in the Company’s best interests to enter into an amended and restated employment agreement with the CEO and to enter into new employment agreements with the Company’s other NEOs.
On January 31, 2025, the Company entered into an amended and restated employment agreement with C. Andrew Eidson (the “CEO Employment Agreement”), pursuant to which Mr. Eidson will continue to serve as chief executive officer of the Company. Also on January 31, 2025, the Company entered into new employment agreements with each of the other currently serving NEOs, including Mr. Munsey, Mr. Whitehead, Mr. Horn and Mr. Manno (collectively, the “Other NEO Employment Agreements” and together with the CEO Employment Agreement, the “NEO Employment Agreements”). The NEO Employment Agreements were effective as of January 31, 2025.
Under the terms of the NEO Employment Agreements, each NEO will serve in his respective capacity through January 31, 2028. Each NEO’s initial 3-year term automatically renews for successive 1-year terms unless terminated by either party with at least 90 days’ written notice to the other party prior to the end of the then current term of the notifying party’s election not to extend the term.
Pursuant to the Employment Agreements, each NEO is entitled to an annual base salary as follows: (i) Mr. Eidson: $1,000,000; (ii) Mr. Whitehead: $750,000; (iii) Mr. Munsey: $550,000; (iv) Mr. Horn: $515,000; and (v) Mr. Manno: $500,000. Any NEO’s annual base salary may be increased from time to time at the sole discretion of the compensation committee. Notwithstanding the foregoing, effective January 1st of each calendar year during an NEO’s term, the NEO’s base salary will be automatically increased by 5%.
During each NEO’s respective term, the NEO will be eligible to receive an annual bonus to the extent earned based on performance against annual performance criteria established by the compensation committee under the AIB Plan. Each NEO’s target and maximum annual bonus opportunities under the AIB Plan, as a percentage of annual base salary, will be, respectively, as follows, in each case subject to applicable performance criteria: (i) Mr. Eidson: 125% and 250%; (ii) Mr. Whitehead: 110% and 220%; (iii) Mr. Munsey: 100% and 200%; (iv) Mr. Horn: 100% and 200%; and (v) Mr. Manno: 100% and 200%.
Each NEO will continue to participate in the Company’s LTIP at a target amount equal to the following percentages of annual base salary in accordance with the terms of the LTIP and any performance criteria established by the compensation committee: (i) Mr. Eidson: 350%; (ii) Mr. Whitehead: 235%; (iii) Mr. Munsey: 200%; (iv) Mr. Horn: 200%; and (v) Mr. Manno: 200%.
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The NEO Employment Agreements also contain other customary terms and conditions, including those discussed under “Potential Payments on Termination or Change In Control” in this Proxy Statement, and were filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to our 2024 Annual Report.
EXECUTIVE COMPENSATION PROCESS
Compensation Committee’s Role in Determining Executive Compensation
The compensation committee is responsible for ensuring that the Company’s executive compensation policies and programs reflect the short- and long-term interests of the Company’s stockholders and are competitive in the markets in which the Company competes for talent. The compensation committee reviews and approves the design of the compensation program, compensation levels and benefit programs for the NEOs. When appropriate, the compensation committee consults with other board committees, such as the safety, health and environmental committee, to determine appropriate performance targets that relate to the Company’s non-financial achievements.
The compensation committee is committed to ensuring that our compensation and benefit programs are aligned with our values and business strategy by reviewing and analyzing the competitiveness of our executive compensation program and our performance. Each key component of compensation (base salary, short- and long-term incentives) is reviewed for both internal equity and, when appropriate comparisons are available, for external competitiveness based on industry peers and published survey data.
At the 2024 Annual Meeting, our stockholders approved the 2023 compensation of our NEOs by approximately 96% of the votes cast. The compensation committee considered this result and, given the strong support for our executive compensation program, did not make any significant changes to our executive compensation program in 2024.
The compensation committee also takes into account external market conditions, such as competition for executives for a particular position, and position-specific factors when approving the total compensation for each NEO. The position-specific factors influencing the compensation levels include largely qualitative factors such as experience, tenure, job performance, contributions to our financial results, scope of responsibilities and the complexity of the position.
Role of Management and CEO in Determining Executive Compensation
As part of our process for establishing executive compensation, our CEO and the human resources department provide information and recommendations to the compensation committee and its compensation consultant regarding compensation program design and appropriate performance metrics. Our CEO reviews the performance of our other NEOs with the compensation committee and makes recommendations to the committee regarding compensation levels and awards for our other NEOs. The compensation committee is responsible for determining the CEO’s compensation following a review of market data provided by our compensation consultant and the committee’s evaluation of the CEO’s performance. Our CEO does not participate in meetings of the compensation committee, or portions thereof, during which the committee discusses the CEO’s compensation.
Role of Compensation Consultants
In 2024, the compensation committee used the services of Meridian, a nationally recognized public company compensation advisor, to advise it on executive and director compensation matters. Meridian reported directly to the compensation committee and, with the consent of the compensation committee, coordinated and gathered from members of management and human resources personnel information with which to advise the compensation committee. The services performed by Meridian in 2024 are further described above under “Compensation Committee - Independent Compensation Consultants”.
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Ultimately, decisions about the amount and form of executive compensation are made by the compensation committee alone and may reflect factors and considerations other than the information and advice provided by our compensation consultants or management.
Peer Group
In 2024, the compensation committee, with input from Meridian and members of management, reviewed and revised our public company peer group to be used to assist us in making compensation decisions going forward. The committee considers the peer group data as one of various factors in setting pay levels, and in benchmarking target compensation near or above the peer group median in most cases. The companies selected for the peer group were derived from a group of public companies in the mining, metals and energy industries, considering market capitalization and revenues similar to ours. Our 2024 public company peer group approved by the compensation committee consisted of the following companies:

Alliance Resource Partners, L.P.	Kaiser Aluminum Corporation	SunCoke Energy, Inc.
Arch Resources, Inc.	Metallus Inc.	Tronox Holdings plc.
ATI Inc.	Peabody Energy Corporation	Warrior Met Coal, Inc.
Carpenter Technology Corporation	Radius Recycling, Inc.	Worthington Steel, Inc.
CONSOL Energy Inc.	Ryerson Holding Corporation

This peer group was used to inform compensation decisions throughout 2024.
Executive Stock Ownership Guidelines
The board of directors believes it is important for our executive officers, including our NEOs, and directors to be owners in the Company to ensure the alignment of their interests with the interests of our stockholders. In August 2019, the board adopted the Ownership Guidelines, pursuant to which the Company’s executive officers are required to hold the equivalent of three times their base salary in our common stock, except in the case of our CEO, who is required to hold five times his base salary in our common stock. Each executive officer has a transition period of five years, beginning at the later of the date (i) of the adoption of the Ownership Guidelines and (ii) an NEO’s appointment to a position subject to the Ownership Guidelines, to meet the requirements set forth in the Ownership Guidelines. Each executive officer may also become subject to an increased ownership level due to a promotion or increase in base salary, in which the executive will remain subject to his then-current ownership level until the earlier of (i) the date on which such ownership level has been fulfilled, and (ii) the date on which that ownership level was scheduled to be met. The executive will be expected to meet the increased ownership level with respect to the amount of any increase in base salary and/or increase in ownership multiple within five years from the effective date of the promotion or increase. In determining if an executive officer has satisfied the Ownership Guidelines, all stock and equity interests beneficially owned by the executive officer, or to which the executive officer is otherwise entitled, are taken into consideration, including certain unvested equity grants. Our NEOs are either in compliance with or are on track to meet the guidelines within the transition period. For further information regarding the Ownership Guidelines, including a description of the terms applicable to non-employee directors, see “Director Stock Ownership Guidelines”.
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2024 PRIMARY ELEMENTS OF COMPENSATION
The 2024 compensation program for our NEOs consisted of four principal elements that support our performance and retention objectives. The compensation earned under certain components may vary significantly based on Company performance. The following chart summarizes the main components of our 2024 executive compensation program and the primary objectives of each component.

COMPENSATION ELEMENT	DESCRIPTION	FORM	OBJECTIVE
Base salary	Fixed based on level of responsibility, experience, tenure and qualifications	Cash	Support talent attraction and retention
Annual Incentive Bonus	Variable based on the achievement of annual financial, safety, environmental or other metrics	Cash	Link pay and performance
Drive the achievement of short-term business objectives
Long-Term Incentive Awards	Variable based on the achievement of long-term goals and stockholder value creation	RSUs that vest ratably over a three-year period	Support talent attraction and retention
		PSUs that vest at the end of a three-year performance period subject to the satisfaction of relative total shareholder return, safety and production performance metrics	Link pay and performance
Drive the achievement of long-term business objectives and enhancement of stockholder value
Align NEO’s interests with those of our stockholders
Other Compensation and Benefits Programs	Employee health, welfare and retirement benefits and deferred compensation	Group medical benefits	Support talent attraction and retention
		Life and disability insurance	Provide for tax-efficient retirement savings
		401(k) plan participation	Provide for supplemental retirement benefits
Deferred compensation plan

Pay Mix
As illustrated in the chart below, approximately 81% of Mr. Eidson’s and 75% of our other NEOs’ 2024 target annualized direct compensation was “at risk,” with most of the compensation subject to the achievement of short- and long-term financial or operational performance objectives. The compensation breakdown shown in the chart below reflects annualized target compensation for 2024. We believe that this balance of fixed and variable compensation is consistent with our executive compensation philosophy and maintains a strong link between the NEOs’ compensation and Company performance, motivating executives to deliver strong business performance and, importantly, to create stockholder value.

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Base Salary
Base salary is the fixed element of each NEO’s annual cash compensation and the foundation upon which other primary elements of compensation are based. The compensation committee awards competitive salaries to assist in attracting and retaining each NEO. Base salaries are reviewed by the compensation committee annually and determined with reference to the median salaries for similarly situated executives and each NEO’s position-specific skills, tenure, experience, responsibility and performance. The chart below summarizes the increase and decrease of each current NEO’s base salary, as applicable.
Year-Over-Year Change in Current NEO Base Salaries

OFFICER	2023 YE BASE SALARY ($)	2024 YE BASE SALARY ($)	YEAR-OVER-YEAR INCREASE ($)	YEAR-OVER-YEAR INCREASE (%)
C. Andrew Eidson(1)	850,000	850,000	—	—
J. Todd Munsey(1)	500,000	500,000	—	—
Jason E. Whitehead(1)	700,000	700,000	—	—
Daniel E. Horn(1)	500,000	500,000	—	—
Mark M. Manno(1)	—	475,000	—	—

(1)
Effective January 31, 2025, the Company entered into the NEO Employment Agreements with each of the Company’s current NEOs, pursuant to which, each NEO is presently entitled to an annual base salary as follows: Mr. Eidson ($1,000,000), Mr. Munsey ($550,000), Mr. Whitehead ($750,000), Mr. Horn ($515,000) and Mr. Manno ($500,000).

Any executive’s annual base salary may be increased from time to time at the sole discretion of the compensation committee. Effective January 1st of each calendar year during an executive’s term, the executive’s base salary will be automatically increased by 5%.

2024 Annual Bonuses
The AIB Plan provides annual cash incentives to our executive officers and other key employees to reward performance, as measured against fundamental company financial and operational goals. During 2024, all NEOs participated in the AIB Plan.
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Performance Metrics
In setting the 2024 AIB Plan target goals, the compensation committee sought to establish challenging but attainable goals, aligned with the company’s strategic objectives, that would motivate and reward the NEOs for strong performance without encouraging excessive risk taking. The committee designed the performance goals to ensure that performance significantly in excess of the target performance goals would be rewarded with above-target payout levels, up to the cap established by the compensation committee.
The table below shows the 2024 performance metrics approved by the compensation committee, the respective weighting of each metric and the performance thresholds for the executives to earn a payout under the AIB Plan. These performance metrics are the same as the metrics used in the 2023, 2022 and 2021 AIB plans. The metrics were intended to align annual incentive compensation for 2024 with the goals and objectives set forth in the Company’s business plan, specifically a focus on safety, environmental compliance and financial performance, especially with respect to costs. If the threshold level of performance for any of our metrics is not achieved, then our executives would receive no payouts under that metric.

	2024 METRIC GOALS				2024 PERFORMANCE
PERFORMANCE METRIC	WEIGHTING	THRESHOLD PAYOUT (50%)	TARGET PAYOUT (100%)	MAXIMUM PAYOUT (200%)	PERFORMANCE	PAYOUT AS % OF TARGET	AGGREGATE TARGET BONUS % EARNED
AIB EBITDA(1)	35%	$400.9M	$572.7M	$744.5M	$435.27M	60%	21.00%
AIB Cost of Coal Sales per Ton Sold – Met(2)	35%	$117.41	$109.73	$102.05	$109.53	102.60%	35.91%
AIB Safety – NFDL(3)	20%	1.44	1.29	1.05	1.21	133.4%	26.67%
AIB Environmental Compliance(4)	10%	107	93	81	41	200%	20%
Total	100%						103.58%

(1)
AIB EBITDA was $435.27 million in 2024 under the formula adopted by the compensation committee and, as a result, the threshold performance goal was achieved, resulting in a payout between threshold and target pursuant to the AIB EBITDA metric. AIB EBITDA was calculated as follows: 2024 Income from Continuing Operations plus Interest Expense, Income Tax Expense, Depreciation, Depletion and Amortization, and Amortization of Acquired Intangibles, less Interest Income and Income Tax Benefit (“EBITDA”), and excluding the following (i) AIB, Operations Incentive Bonus (“OIB”), and stock compensation expenses, (ii) Impairment of tangible and intangible assets and related charges, (iii) Gains or Losses associated with Asset Retirement Obligations (“ARO”), (iv) Costs, Revenues, Gains or Losses associated with board approved future and completed business combinations, capital market transactions, reorganizations and/or restructuring programs (including severance/separation costs) and (v) extraordinary, unusual, infrequent or non-recurring items not encompassed in the above exclusions, as determined by the board.

2024 Adjusted EBITDA was $407.75 million as disclosed in our 2024 Annual Report. Exclusions under the AIB EBITDA formula adopted by the compensation committee totaled $27.52 million. This resulted in the final 2024 AIB EBITDA of $435.27 million. Refer to the Annual Report for reconciliation of net income (loss) to Adjusted EBITDA for the year ended December 31, 2024.

(2)
AIB Cost of Coal Sales per Ton Sold – Met was $109.53 for metallurgical coal sales in 2024 under the formula adopted by the compensation committee and, as a result, the target performance goal was achieved, resulting in a payout between target and maximum pursuant to the Cost of Coal Sales metric. AIB Cost of Coal Sales per Ton Sold – Met was calculated as follows: Weighted Average 2024 Cost of Coal Sales per Ton Sold, excluding the following (i) AIB, OIB, stock compensation and sales related expenses, (ii) Impairment of tangible and intangible assets and related charges, (iii) Gains or Losses associated with ARO or idled assets, (iv) Costs, Revenues, Gains or Losses associated with board approved future and completed business combinations, reorganizations and/or restructuring programs (including severance/separation costs), (v) Costs, Revenues, Gains or Losses associated with coal purchased from third parties and (vi) extraordinary, unusual, infrequent or non-recurring items not encompassed in the above exclusions, as determined by the board.

(3)
AIB Safety - Non-Fatal Days Lost (“NFDL”) was 1.21 in 2024, the target performance goal was achieved, resulting in a payout between target and the maximum pursuant to the NFDL metric. NFDL is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance.

(4)
AIB Environmental Compliance, which is measured by the total number of water quality exceedances, including selenium, was 41 in 2024 under the formula adopted by the compensation committee and, as result, the maximum performance goal was achieved, resulting in the maximum payout pursuant to this metric.

Alpha Metallurgical Resources, Inc.  39  2025 Proxy Statement

Targets and Payouts for 2024
In 2024, the compensation committee set each NEO’s 2024 target AIB Plan opportunity (expressed as a percentage of base salary) to be at or around the median of the peer group and industry peers. Our NEOs could have earned between 0% and 200% of their target AIB Plan opportunity, based on the level of achieved performance. Based on achieved performance against each performance metric (as described above), each NEO earned an AIB Plan payout in the amount equal to 103.58% of his target AIB Plan opportunity, as summarized in the table below.

OFFICER	2024 BASE SALARY ($)	2024 ANNUAL TARGET BONUS OPPORTUNITY (As A % OF BASE SALARY)	2024 TARGET BONUS ($)(1)	2024 ACTUAL PERFORMANCE AS A % OF TARGET BONUS	2024 AIB PLAN BONUS ($)(2)
C. Andrew Eidson	850,000	125%	1,062,500	103.58%	1,100,538
J. Todd Munsey	500,000	100%	500,000	103.58%	517,900
Jason E. Whitehead	700,000	100%	700,000	103.58%	725,060
Daniel E. Horn	500,000	100%	500,000	103.58%	517,900
Mark M. Manno	475,000	100%	280,250	103.58%	290,283
Roger L. Nicholson	500,000	100%	208,219	100.00%	208,219

(1)
For Mr. Nicholson, the amount in this column reflects his pro-rated target for the portion of the 2024 calendar year he was employed by the Company pursuant to the terms of the KESP and was paid upon his termination of employment on May 31, 2024. Mr. Manno’s amount reflects the pro-rated target for the portion of the calendar year beginning with his hire date of June 1, 2024.

(2)
Excluding Mr. Nicholson, the amount reflected in this column is the sum of 90% of the Target Bonus paid on December 13, 2024 and the remaining 2024 AIB Bonus paid on February 28, 2025. For Mr. Nicholson, the amount in this column reflects the payment of his pro-rated target for the portion of the 2024 calendar year he was employed by the Company pursuant to the terms of the KESP, which was paid upon his termination of employment.

Long-Term Incentive Awards
The Company adopted the LTIP, dated as of April 29, 2018, pursuant to which awards of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other cash- and stock-based awards may be granted to our employees, consultants and non-employee directors.
In 2024, the compensation committee set each NEO’s LTIP target award value to be at or around the median of the peer group, with the value split evenly between grants in the form of RSUs and PSUs:

OFFICER	LTIP TARGET AWARD VALUE ($)	RESTRICTED STOCK UNITS (# OF SHARES)	PERFORMANCE SHARE UNITS (# OF SHARES)
C. Andrew Eidson	2,550,000	3,445	3,445
J. Todd Munsey	1,000,000	1,351	1,351
Jason E. Whitehead	1,575,000	2,128	2,128
Daniel E. Horn	1,000,000	1,351	1,351
Mark M. Manno(1)	950,000	—	—
Roger L. Nicholson	1,000,000	1,351	1,351

(1)	Mr. Manno did not receive any long-term incentive awards in 2024 as the annual grants were awarded prior to his June 1, 2024 hire date.
Alpha Metallurgical Resources, Inc.  40  2025 Proxy Statement

Described below are the key terms of the RSUs and PSUs granted to the NEOs in 2024:
•
Time-based Stock-Settled Restricted Stock Units. Time-based stock-settled RSUs are scheduled to vest in equal installments on each of January 24, 2025, 2026 and 2027. An NEO must be continuously employed through each vesting date to be eligible to vest in the applicable portion of his RSU grant, subject to certain exceptions. On each vesting date, any RSUs that have vested are settled in a like number of shares of our common stock.

•
Performance-based Stock-Settled Units. PSUs are subject to a three-year performance period ending December 31, 2026 and vest based on achieved performance against the following compensation committee approved metrics:

•	Total shareholder return relative to our performance comparator group (“rTSR”), weighted 40.0%
•	Safety related to the achievement of NFDL, weighted 30.0%
•	Production of underground feet per shift (“FPS”), weighted 22.5%
•	Production of surface yards per day (“YPD”), weighted 7.5%
Based on achieved performance, the number of PSUs earned may range from 0% to 200% of the target number of PSUs granted. If the threshold performance goals are not achieved with respect to a performance metric, then no PSUs would be earned with respect to such metric.
The number of earned PSUs vest on January 24, 2027, subject to the employees’ continued employment through that date. Following January 24, 2027, the number of vested PSUs are paid in a like number of shares of our common stock.
Payout of 2022-2024 LTIP Performance-Based Awards
The 2022 performance-based awards were granted on January 25, 2022 and vested on January 25, 2025 based on the following actual performance for the period of January 1, 2022 through December 31, 2024.

	METRIC GOALS				PERFORMANCE
PERFORMANCE METRIC	WEIGHTING	THRESHOLD PAYOUT (50%)	TARGET PAYOUT (100%)	MAXIMUM PAYOUT (200%)	ACTUAL PERFORMANCE AS % OF TARGET	WEIGHTED TARGET % EARNED
Safety – Non-Fatal Days Lost (NFDL) Total	30%	(1)	(1)	(1)	156.94%	47.08%
Production – Feet Per Shift (FPS) Total	22.5%	(2)	(2)	(2)	20.75%	4.67%
Production – Yards Per Day (YPD) Total	7.5%	(3)	(3)	(3)	94.81%	7.11%
Relative Total Shareholder Return (rTSR)(4)	40%	5th	Median	1st	186.23%	74.49%
Total	100%					133.35%

(1)
Non-Fatal Days Lost (NFDL) is a standard industry safety metric. Performance goals are established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2022, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2022 was 200% of target. For 2023, the threshold level was set at 109% of target and the maximum level was set at 72.5% of target. The final performance achieved in 2023 was 137.5% of target. For 2024, the threshold level was set at 112% of target and the maximum was set at 81.5% of target. The final performance achieved in 2024 was 133.33% of target. For the 2022-2024 performance period, the 3-yr average performance was 156.94% of target and resulted in a weighted payout of 47.08%.

Alpha Metallurgical Resources, Inc.  41  2025 Proxy Statement

(2)
Feet Per Shift (FPS) is an underground mine production metric established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2022, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2022 was below threshold and resulted in no contribution towards the final payout. For 2023, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2023 was below threshold and resulted in no contribution towards the final payout. For 2024, the threshold level was set at 92% of target and the maximum was set at 108% of target. The final performance achieved in 2024 was 62.25% of target. For the 2022-2024 performance period, the 3-yr average performance was 20.75% of target and resulted in a weighted payout of 4.67%.

(3)
Yards Per Day (YPD) is a surface mine production metric established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2022, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2022 was 84.42% of target. For 2023, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2023 was 200% of target. For 2024, the threshold level was set at 92% of target and the maximum was set at 108% of target. The final performance achieved in 2024 was below threshold and resulted in no contribution towards the final payout. For the 2022-2024 performance period, the 3-yr average performance was 94.81% of target and resulted in a weighted payout of 7.11%.

(4)
Relative Total Shareholder Return (rTSR) is based on cumulative performance against our LTIP peer group over the entire 3-yr period. The compensation committee established the LTIP peer group at the beginning of the 3-yr period as Arch Resources, Inc., Peabody Energy Corp., CONSOL Energy Inc., Ramaco Resources, Inc. and Warrior Met Coal, Inc. Threshold level was set at a ranking of 5th in the peer group TSR, target was set at a ranking of 3rd (median) and maximum level was set at a 1st place ranking with interpolation in between. The payout is capped at target for negative TSR performance during the period regardless of final ranking. For the 2022-2024 performance period, Alpha’s TSR was 328.72% and ranked 2nd among the LTIP peer group. This resulted in an interpolated performance of 186.23% and a weighted payout of 74.49%. Note: The TSR values of our LTIP peers Arch and CONSOL were frozen at the time of their announced merger on August 14, 2024.

Payout of 2021-2023 LTIP Performance-Based Awards
The 2021 performance-based awards were granted on January 29, 2021 and vested on January 29, 2024 based on the following actual performance for the period of January 1, 2021 through December 31, 2023.

	METRIC GOALS				PERFORMANCE
PERFORMANCE METRIC	WEIGHTING	THRESHOLD PAYOUT (50%)	TARGET PAYOUT (100%)	MAXIMUM PAYOUT (200%)	ACTUAL PERFORMANCE AS % OF TARGET	WEIGHTED TARGET % EARNED
Safety – Non-Fatal Days Lost (NFDL) Total	30%	(1)	(1)	(1)	179.17%	53.75%
Production – Feet Per Shift (FPS) Total	22.5%	(2)	(2)	(2)	17.93%	4.03%
Production – Yards Per Day (YPD) Total	7.5%	(3)	(3)	(3)	146.63%	11.00%
Relative Total Shareholder Return (rTSR)(4)	40%	5th	Median	1st	200.00%	80.00%
Total	100%					148.78%

(1)
Non-Fatal Days Lost (NFDL) is a standard industry safety metric. Performance goals are established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2021, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2021 was 200% of target. For 2022, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2022 was 200% of target. For 2023, the threshold level was set at 109% of target and the maximum level was set at 72.5% of target. The final performance achieved in 2023 was 137.5% of target. For the 2021-2023 performance period, the 3-yr average performance was 179.17% of target and resulted in a weighted payout of 53.75%.

(2)
Feet Per Shift (FPS) is an underground mine production metric established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2021, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2021 was 53.81% of target. For 2022, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2022 was below threshold and resulted in no contribution towards the final payout. For 2023, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2023 was below threshold and resulted in no contribution towards the final payout. For the 2021-2023 performance period, the 3-yr average performance was 17.93% of target and resulted in a weighted payout of 4.03%.

(3)
Yards Per Day (YPD) is a surface mine production metric established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2021, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2021 was 155.46% of target. For 2022, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2022 was 84.42% of target. For 2023, the threshold level was set at

Alpha Metallurgical Resources, Inc.  42  2025 Proxy Statement

92% of target and the maximum level was set at 108% of target. The final performance achieved in 2023 was 200% of target. For the 2021-2023 performance period, the 3-yr average performance was 146.63% of target and resulted in a weighted payout of 11.00%.
(4)
Relative Total Shareholder Return (rTSR) is based on cumulative performance against our LTIP peer group over the entire 3-yr period. The compensation committee established the LTIP peer group at the beginning of the 3-yr period as Arch Resources, Inc., Peabody Energy Corp., CONSOL Energy Inc., Ramaco Resources, Inc. and Warrior Met Coal, Inc. Threshold level was set at a ranking of 5th in the peer group TSR, target was set at a ranking of 3rd (median) and maximum level was set at a 1st place ranking with interpolation in between. The payout is capped at target for negative TSR performance during the period regardless of final ranking. For the 2021-2023 performance period, Alpha’s TSR was 2,722.18% and ranked 1st among the LTIP peer group. This resulted in an interpolated performance of 200.00% and a weighted payout of 80.00%.

Payout of 2020-2022 LTIP Performance-Based Awards
The 2020 performance-based cash awards were granted on February 18, 2020 and vested on February 18, 2023 based on the following actual performance for the period of January 1, 2020 through December 31, 2022.

	METRIC GOALS				PERFORMANCE
PERFORMANCE METRIC	WEIGHTING	THRESHOLD PAYOUT (50%)	TARGET PAYOUT (100%)	MAXIMUM PAYOUT (200%)	ACTUAL PERFORMANCE AS % OF TARGET	WEIGHTED TARGET % EARNED
Safety – Non-Fatal Days Lost (NFDL) Total	25%	(1)	(1)	(1)	181.16%	45.29%
Production – Feet Per Shift (FPS) Total	25%	(2)	(2)	(2)	46.11%	11.53%
Relative Total Shareholder Return (rTSR)(3)	50%	5th	Median	1st	200.00%	100.00%
Total	100%					156.82%

(1)
Non-Fatal Days Lost (NFDL) is a standard industry safety metric. Performance goals are established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2020, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2020 was 143.48% of target. For 2021, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2021 was 200% of target. For 2022, the threshold level was set at 110% of target and the maximum level was set at 90% of target. The final performance achieved in 2022 was 200% of target. For the 2020-2022 performance period, the 3-yr average performance was 181.16% of target and resulted in a weighted payout of 45.29%.

(2)
Feet Per Shift (FPS) is an underground mine production metric established and measured annually by the compensation committee. Performance for each year must be within the established threshold to maximum levels to be included in the overall 3-yr performance. For 2020, the threshold level was set at 92% of target and the maximum level was set at 110% of target. The final performance achieved in 2020 was 84.53% of target. For 2021, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2021 was 53.81% of target. For 2022, the threshold level was set at 92% of target and the maximum level was set at 108% of target. The final performance achieved in 2022 was below threshold and resulted in no contribution towards the final payout. For the 2020-2022 performance period, the 3-yr average performance was 46.11% of target and resulted in a weighted payout of 11.53%.

(3)
Relative Total Shareholder Return (rTSR) is based on cumulative performance against our LTIP peer group over the entire 3-yr period. The compensation committee established the LTIP peer group at the beginning of the 3-yr period as Arch Resources, Inc., Peabody Energy Corp., CONSOL Energy Inc., Ramaco Resources, Inc. and Warrior Met Coal, Inc. Threshold level was set at a ranking of 5th in the peer group TSR, target was set at a ranking of 3rd (median) and maximum level was set at a 1st place ranking with interpolation in between. The payout is capped at target for negative TSR performance during the period regardless of final ranking. For the 2020-2022 performance period, Alpha’s TSR was 1,947.89% and ranked 1st among the LTIP peer group. This resulted in an interpolated performance of 200.00% and a weighted payout of 100.00%.

OTHER COMPENSATION MATTERS
DEFERRED COMPENSATION
Our NEOs are eligible to participate in the Alpha Metallurgical Resources, Inc. and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”), which permits certain of our highly compensated employees to receive supplemental retirement benefits in excess of the tax-qualified plan limits under the Internal Revenue Code. The Deferred Compensation Plan is designed to further the interests of our stockholders by helping us attract and retain key talent by providing them with these additional retirement benefits. Under the Deferred Compensation Plan, we maintain a supplemental retirement account
Alpha Metallurgical Resources, Inc.  43  2025 Proxy Statement

for each participant to which we credit annual contributions equal to the sum of (i) the participant’s compensation that is in excess of the federal tax-qualified plan limit under Section 401(a)(17) of the Internal Revenue Code multiplied by the aggregate matching Company contribution percentage for our tax-qualified retirement plans in effect for the applicable year (none in 2024), plus, in the discretion of our compensation committee (ii) a discretionary contribution in an amount equal to a percentage of the participant’s eligible compensation under our tax-qualified plans (none in 2024).
Upon a participant’s termination of employment without Cause or by the participant for Good Reason, involuntary termination in connection with a Change in Control (as determined by the Company in its discretion prior to the Change in Control) or due to death or Disability (as each such term is defined in the employment agreement between the participant and the Company, or if there is no such agreement, then the meanings ascribed to them in the Deferred Compensation Plan), the participant will receive a pro-rated credit as of December 31st of the year for which the contribution was made. All contributions made to participant accounts are fully vested when credited.
EMPLOYMENT AGREEMENTS AND EXECUTIVE OFFER LETTERS
Our CEO has historically entered into an employment agreement with the Company, which is intended to retain and competitively compensate the executive for his position with the Company and provide severance benefits on specified terminations of employment. The terms of the employment agreement entered into with Mr. Eidson, including the severance amounts payable to Mr. Eidson under the terms of his employment agreement in connection with a qualifying termination of employment as of December 31, 2024 are described under “Potential Payments on Termination and Change in Control—Chief Executive Officer”.
No other NEOs had individual employment agreements with the Company as of December 31, 2024, but each of our executive officers (other than our CEO and Mr. Stetson) executed an offer letter with the Company upon the executive’s commencement of employment. The offer letters set forth the general terms of the executive’s compensation, including annual base salary, target annual bonus opportunity under the AIB (as a percentage of base salary), target annual equity award value (as a percentage of base salary) and severance multiple under our KESP.
On January 31, 2025, the Company entered into an amended and restated employment agreement with our CEO, the CEO Employment Agreement, and entered into new employment agreements with each of our other NEOs, the Other NEO Employment Agreements, which are intended to promote the retention of the Company’s executive officers and to otherwise help ensure the stability of the Company’s leadership. Under the terms of the Employment Agreements, each NEO will serve in his respective capacity through January 31, 2028. See the discussion above under “Recent Developments” for more information related to the NEO Employment Agreements.
NON-CEO SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
Our NEOs (other than Mr. Eidson) were participants in our KESP in 2024, which provides participants with severance benefits following a qualifying termination of employment and enhanced benefits in connection with a change in control. The terms and estimated amounts of these benefits as of December 31, 2024 are described below under “Potential Payments on Termination and Change in Control—Key Employee Separation Plan”.
Effective January 31, 2025, the Other NEO Employment Agreements terminated our other NEOs’ participation in the KESP, but provide similar severance benefits following a qualifying termination of employment and enhanced benefits in connection with a change in control.
The compensation committee believes these change in control and termination provisions are necessary to ensure that the actions and recommendations of senior management and other employees with respect to change in control transactions are in our and our stockholders’ best interests, and to reduce the distraction regarding the impact of such a transaction on the employment status of an NEO. These programs were reviewed by our compensation committee, with the assistance of Meridian, and subsequently by our board, who concluded that the terms of these programs are in line with market practices.
Alpha Metallurgical Resources, Inc.  44  2025 Proxy Statement

The CEO Employment Agreement, the Other NEO Employment Agreements and the KESP do not provide for payment to cover “golden parachute” excise taxes imposed under Section 4999 of the Internal Revenue Code. Rather, payments due in connection with a change of control to participants will be reduced to the extent necessary to avoid the excise tax, unless it is determined that the net after-tax benefits to a participant would be greater if the reductions were not imposed (i.e., “best net” treatment).
RETIREMENT AND OTHER BENEFITS
Our NEOs are eligible to participate in our employee benefit plans provided to other employees, including health and welfare benefits and our 401(k) plan.
TAX AND ACCOUNTING CONSIDERATIONS
We recognize a charge to earnings for accounting purposes for equity awards over their vesting period. We do not require executive compensation to be tax-deductible for our Company, but instead balance the cost and benefits of tax-deductibility to comply with our executive compensation goals. For example, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other executive officers. The compensation committee considers tax deductibility in making compensation decisions, but it is fully authorized, in the exercise of its business judgment and in accordance with its compensation philosophy, to approve compensation that is not tax-deductible when it believes that such payments are in our stockholders’ best interests.
RISK ASSESSMENT OF COMPENSATION PROGRAMS
Our compensation committee, after considering the input of its independent compensation consultant, conducted an assessment of the risks associated with our compensation policies and programs and determined that our compensation policies and programs do not create risks that are reasonably likely to have a material adverse effect on us.
TIMING OF AWARDS
We do not backdate or retroactively grant restricted stock units and generally schedule board and compensation committee meetings during the prior year. Further, we generally make annual equity award grants to our directors and named executive officers at approximately the same times each year and do not time equity awards to take advantage of the release of earnings or other major announcements by us, material nonpublic information or market conditions. We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments.
NO HEDGING/PLEDGING POLICIES
The Company has adopted an insider securities trading policy that prohibits directors, officers, employees, temporary employees, independent consultants and contractors of the Company from engaging in hedging transactions involving Company securities such as short selling, buying or selling publicly traded options (including puts and calls), zero-cost collar and forward sales contracts. The policy also prohibits the holding by these persons of Alpha securities in a margin account or pledging Alpha securities as collateral for a loan.
INSIDER TRADING POLICY
The Company has an insider trading policy which governs the purchase, sale, and/or any other dispositions of our securities by the Company and its directors, officers and employees and is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy was filed as Exhibit 19 to its 2024 Annual Report.
Alpha Metallurgical Resources, Inc.  45  2025 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Smith, Courtis and Gorzynski served on the Company’s compensation committee during fiscal year 2024. No member of the compensation committee is, or ever has been, an employee or an officer of our Company. During 2024, no Alpha executive officer served as a director of, or member of the compensation committee of, another entity, one of whose executive officers served on Alpha’s board or compensation committee.
Alpha Metallurgical Resources, Inc.  46  2025 Proxy Statement

2024 SUMMARY COMPENSATION TABLE
The following summary compensation table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPEN- SATION ($)(5)	TOTAL
C. Andrew Eidson Chief Executive Officer	2024	850,000	—	2,941,754	1,100,538	—	53,601	4,945,893
	2023	840,385	70,032	3,172,948	1,852,461	80,115	37,420	6,053,361
	2022	600,000	320,032	1,425,156	780,000	48,502	27,902	3,201,592
J. Todd Munsey EVP and Chief Financial Officer	2024	500,000	147,837	1,153,723	662,344	—	14,104	2,478,008
	2023	461,923	162,544	1,144,777	775,506	40,377	15,365	2,600,492
	2022	366,635	335,707	57,882	552,500	24,802	17,287	1,354,813
Jason E. Whitehead President and Chief Operating Officer	2024	700,000	—	1,817,116	725,060	—	36,627	3,278,803
	2023	696,154	66,530	1,959,665	1,327,983	60,482	39,193	4,150,007
	2022	650,000	316,530	1,543,897	845,000	53,560	34,588	3,443,575
Daniel E. Horn EVP, Chief Commercial Officer	2024	500,000	—	1,153,723	517,900	—	35,579	2,207,202
	2023	500,000	15,933	1,244,510	781,968	43,112	36,917	2,622,440
	2022	488,462	265,933	1,055,731	650,000	33,372	41,976	2,535,474
Mark M. Manno EVP, General Counsel and Secretary	2024	255,769	—	—	290,283	—	3,199	549,251
Roger L. Nicholson Former EVP, Chief Administrative Officer, General Counsel and Secretary	2024	241,026	—	1,153,723	208,219	—	1,533,682	3,136,650
	2023	500,000	63,028	1,244,510	1,030,337	42,836	29,544	2,910,255
	2022	500,000	313,028	1,055,731	650,000	38,385	36,534	2,593,678

(1)
For 2024, the values set forth in this column reflect the third and final vesting tranche of the January 29, 2021 time-vested cash-based award to Mr. Munsey ($70,000) that vested in 2024, and the second vesting tranche of the January 25, 2022 time-vested cash-based award to Mr. Munsey ($77,837) that vested in 2024.

For 2023, the values set forth in this column reflect time-vested cash-based awards that vested in 2023, which were from the third and final vesting tranche of the February 18, 2020 cash-based awards to Messrs. Eidson ($70,032), Munsey ($14,707), Whitehead ($66,530), Horn ($15,933) and Nicholson ($63,028), the second vesting tranche of the January 29, 2021 time-vested cash-based award to Mr. Munsey ($70,000) that vested in 2023, and the first vesting tranche of the January 25, 2022 time-vested cash-based award to Mr. Munsey ($77,837) that vested in 2023.

For 2022, the values set forth in this column reflect a discretionary bonus amount of $250,000 paid to each NEO on February 24, 2023, and a $1,000 discretionary bonus paid to Mr. Munsey before he became NEO. These amounts also reflect time-vested cash-based awards that vested in 2022, which were from the second vesting tranche of the February 18, 2020 cash-based awards to Messrs. Eidson ($70,032), Munsey ($14,707), Whitehead ($66,530), Horn ($15,933) and Nicholson ($63,028), and the first vesting tranche of the January 29, 2021 time-vested cash-based award to Mr. Munsey ($70,000) that vested in 2022.

(2)
The values set forth in this column reflect the aggregate grant date fair value of awards (which for PSUs is based on target and excludes the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. These amounts, which do not correspond to the actual value that may be realized by our NEOs, were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our 2024 Annual Report.

Alpha Metallurgical Resources, Inc.  47  2025 Proxy Statement

For 2024, the values set forth in this column reflect grants on January 24, 2024 of (i) PSUs to our NEOs with a grant date fair value of $400.93 per share for the safety and production components and a grant date fair value of $531.08 per share for the rTSR performance component and (ii) RSUs granted to our NEOs with a grant date fair value of $400.93 per share. Assuming maximum achievement of performance conditions, the value of the PSUs for Messrs. Eidson, Munsey, Whitehead, Horn and Nicholson at the grant date was $3,121,101, $1,224,135, $1,927,873, $1,224,135 and $1,224,135, respectively.

For 2023, the values set forth in this column reflect grants on January 25, 2023 of (i) PSUs to our NEOs with a grant date fair value of $171.07 per share for the safety and production components and a grant date fair value of $267.18 per share for the rTSR performance component and (ii) RSUs granted to our NEOs with a grant date fair value of $171.07 per share. Assuming maximum achievement of performance conditions, the value of the PSUs for Messrs. Eidson, Munsey, Whitehead, Horn and Nicholson at the grant date was $3,493,475, $1,260,398, $2,157,652, $1,370,222 and $1,370,222, respectively.

For 2022, the values set forth in this column reflect grants on January 25, 2022 of (i) PSUs to our NEOs excluding Mr. Munsey with a grant date fair value of $60.37 per share for the safety and production components and a grant date fair value of $97.33 per share for the rTSR performance component, (ii) RSUs granted to our NEOs excluding Mr. Munsey with a grant date fair value of $60.37 per share and (iii) the rTSR component of the performance-based cash award granted to Mr. Munsey with a grant date fair value of $0.6197 (the safety and production components of the award will be reported in the Non-Equity Incentive Plan Compensation column if and when they are earned at the end of the performance period). Assuming maximum achievement of performance conditions, the value of the PSUs for Messrs. Eidson, Whitehead, Horn and Nicholson at the grant date was $3,512,503, $1,580,609, $1,170,899 and $1,170,899, respectively.

(3)
The values set forth in this column represent annual bonuses earned under our AIB in respect of 2024 performance based on achievement of the performance metrics described under “2024 Annual Bonuses”, the safety component payout of the January 29, 2021 cash-based performance awards to Mr. Munsey ($112,875), the production component payout of the January 29, 2021 cash-based performance awards to Mr. Munsey ($31,569) that vested in 2024.

(4)
The values set forth in this column represent deferred compensation earnings during the year under the Deferred Compensation Plan. For 2024, the Company did not make any contributions to the Deferred Compensation Plan. For 2022, 2023 and 2024, there were no above-market or preferential earnings on non-qualified deferred compensation.

(5)
The values set forth in this column include for 2024 (i) 401(k) employer matching contributions for Messrs. Eidson ($13,800), Munsey ($11,764), Whitehead ($13,800), Horn ($11,764) and Nicholson ($11,104), (ii) imputed income on group term life insurance for Messrs. Eidson ($6,030), Munsey ($2,340), Whitehead ($4,950), Horn ($15,444), Manno ($2,749) and Nicholson ($7,128), (iii) imputed income related to the use of a Company vehicle for each Messrs. Eidson ($14,940) and Whitehead ($16,735), (iv) a vehicle allowance paid to Mr. Horn ($7,800), (v) mobile phone allowances paid to Messrs. Whitehead ($900), Manno ($450) and Nicholson ($450) and (vi) amounts paid as cash severance and outplacement services to Mr. Nicholson ($1,515,000) in connection with the termination of his employment, other than the value of equity award acceleration and pro-rata bonus for 2024. A complete description of the amount paid to Mr. Nicholson in connection with the termination of his employment (including the value of equity award acceleration and the pro-rata bonus) is described under “Non-CEO Severance and Change in Control Arrangements”. This column also includes amounts reflecting the use of Company aircraft for non-business travel during 2024 for Messrs. Eidson ($18,831), Whitehead ($242) and Horn ($571), which are the actual costs to the Company. Non-business use of Company aircraft allows for more efficient use of the CEO’s or NEO’s time. Non-business use of corporate aircraft results in imputed income to the executive according to Internal Revenue Code and U.S. Department of Transportation requirements.

Alpha Metallurgical Resources, Inc.  48  2025 Proxy Statement

2024 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2024.

		ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
C. Andrew Eidson	—	531,250	1,062,500	2,125,000	—	—	—	—	—
	1/24/2024	—	—	—	1,034	2,067	4,134	—	828,722
	1/24/2024	—	—	—	689	1,378	2,756	—	731,828
	1/24/2024	—	—	—	—	—	—	3,445	1,381,204
J. Todd Munsey	—	250,000	500,000	1,000,000	—	—	—	—	—
	1/24/2024	—	—	—	405	810	1,620	—	324,753
	1/24/2024	—	—	—	271	541	1,082	—	287,314
	1/24/2024	—	—	—	—	—	—	1,351	541,656
Jason E. Whitehead	—	350,000	700,000	1,400,000	—	—	—	—	—
	1/24/2024	—	—	—	639	1,277	2,554	—	511,988
	1/24/2024	—	—	—	426	851	1,702	—	451,949
	1/24/2024	—	—	—	—	—	—	2,128	853,179
Daniel E. Horn	—	250,000	500,000	1,000,000	—	—	—	—	—
	1/24/2024	—	—	—	405	810	1,620	—	324,753
	1/24/2024	—	—	—	271	541	1,082	—	287,314
	1/24/2024	—	—	—	—	—	—	1,351	541,656
Mark M. Manno	—	140,125	280,250	560,500	—	—	—	—	—
Roger L. Nicholson	—	250,000	500,000	1,000,000	—	—	—	—	—
	1/24/2024	—	—	—	405	810	1,620	—	324,753
	1/24/2024	—	—	—	271	541	1,082	—	287,314
	1/24/2024	—	—	—	—	—	—	1,351	541,656

(1)
The amounts in the first row of this column reflect the range of the annual bonuses under the AIB that our NEOs were potentially eligible to earn in respect of performance in 2024 as described under “2024 Annual Bonuses.”

(2)
This column reflects the number of shares of common stock subject to PSUs granted on January 24, 2024 under the LTIP to each of our NEOs. The first row reflects the portion of the award subject to safety and production metrics and the second row reflects the portion of the award subject to rTSR. In each case, the minimum future payout is 50% and the maximum is 200% with interpolation in between. The payout of the portion subject to rTSR is capped at 100% for negative TSR regardless of the peer group median TSR. The actual amount of this award that will be payable, subject to continued employment with the company, but will not be determinable until the close of the three-year vesting performance period ending on December 31, 2026.

(3)
This column reflects the number of shares of common stock underlying RSUs granted on January 24, 2024 under the 2018 LTIP that are scheduled to vest, subject to continued employment, in equal installments on each of January 24, 2025, 2026 and 2027.

(4)
The grant date fair value calculations are computed in accordance with FASB ASC Topic 718, based upon the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our 2024 Annual Report.

Alpha Metallurgical Resources, Inc.  49  2025 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

		STOCK AWARDS
OFFICER	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1) (#)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	NUMBER OF UNEARNED PERFORMANCE SHARE UNITS THAT HAVE NOT VESTED(3) (#)	MARKET OR PAYOUT VALUE OF UNEARNED PERFORMANCE SHARE UNITS THAT HAVE NOT VESTED(4) ($)
C. Andrew Eidson	1/25/2022	3,505	729,899	—	—
	1/25/2022	—	—	14,025	2,920,622
	1/25/2023	5,558	1,123,049	—	—
	1/25/2023	—	—	8,337	1,684,574
	1/24/2024	3,445	689,413	—	—
	1/24/2024	—	—	3,445	689,413
J. Todd Munsey	1/25/2022	—	—	—	173,946
	1/25/2023	2,005	405,130	—	—
	1/25/2023	—	—	3,008	607,796
	1/24/2024	1,351	270,362	—	—
	1/24/2024	—	—	1,351	270,362
Jason E. Whitehead	1/25/2022	3,797	790,706	—	—
	1/25/2022	—	—	15,194	3,164,060
	1/25/2023	3,433	693,672	—	—
	1/25/2023	—	—	5,149	1,040,407
	1/24/2024	2,128	425,855	—	—
	1/24/2024	—	—	2,128	425,855
Daniel E. Horn	1/25/2022	2,596	540,604	—	—
	1/25/2022	—	—	10,389	2,163,450
	1/25/2023	2,180	440,941	—	—
	1/25/2023	—	—	3,270	660,736
	1/24/2024	1,351	270,362	—	—
	1/24/2024	—	—	1,351	270,362
Mark M. Manno		—	—	—	—
Roger L. Nicholson		—	—	—	—

(1)	The remaining vesting tranche of the RSUs granted to each of the NEOs on January 25, 2022 vested on January 25, 2025.
(2)
The market value calculations reported in this column are computed by multiplying $200.12, the closing market price per share of our common stock on December 31, 2024, by the number of shares or units underlying the award, plus accrued cash dividend equivalents.

(3)
For NEOs other than Mr. Munsey, the January 25, 2022 awards in this column are reflected at actual performance for the 2022-2024 performance period, although these awards were still subject to the vesting period as of December 31, 2024. The actual performance for the 2022-2024 performance period was 133.35% of target. These awards will be paid on or immediately after the vesting date of January 25, 2025.

(4)
The market value calculations reported in this column are computed by multiplying $200.12, the closing market price per share of our common stock on December 31, 2024, by the number of units underlying the award and includes accrued cash dividend equivalents. See “Long-Term Incentive Awards” for a description of how payouts for PSUs are determined. If earned, the awards will be paid at vesting after the end of the 2022-2024, 2023-2025 and 2024-2026 performance periods in unrestricted shares of common stock. For NEOs other than Mr. Munsey, the values of the January 25, 2022 awards in this column are reflected at actual performance for the 2022-2024 performance period, which was 133.35% of target. These awards will be paid on or immediately after the vesting date of January 25, 2025.

For Mr. Munsey, this column reflects the rTSR component of the performance-based cash awards granted on January 25, 2022 for the 2022-2024 performance period and adjusted for 186.23% performance, which will be paid after the January 25, 2025 vest date.

Alpha Metallurgical Resources, Inc.  50  2025 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2024
The following table details information about options exercised (if any) by our NEOs and the vesting of stock awards held by our NEOs during the fiscal year ended December 31, 2024.

	STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
C. Andrew Eidson	97,591	38,471,486
J. Todd Munsey	1,003	560,464
Jason E. Whitehead	104,430	41,171,270
Daniel E. Horn	51,032	20,120,971
Mark M. Manno	—	—
Roger L. Nicholson(2)	82,595	31,721,198

(1)
This column reflects the value of the stock awards realized upon vesting and is based on the closing price per share of our common stock on the day prior to the vesting date including cash dividend equivalents. The Value Realized on Vesting column includes the rTSR component of the performance-based cash awards granted on January 29, 2021 to Mr. Munsey ($168,000) for the 2021-2023 performance period, which was adjusted for 200% performance and paid out on January 29, 2024 with no issuance of shares.

(2)	Includes the value of acceleration of equity awards in connection with the termination of employment of Mr. Nicholson as described under “Non-CEO Severance and Change In Control Arrangements.”
NONQUALIFIED DEFERRED COMPENSATION
The following table provides information on the nonqualified deferred compensation of our NEOs in and as of the end of 2024. The material terms of the Deferred Compensation Plan are described above under “Deferred Compensation.”

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)
C. Andrew Eidson	—	—	16,787	—	341,660
J. Todd Munsey	—	—	6,564	—	133,592
Jason E. Whitehead	—	—	7,660	—	155,906
Daniel E. Horn	—	—	4,623	—	94,094
Mark M. Manno	—	—	—	—	—
Roger L. Nicholson	—	—	3,968	(109,320)	—

(1)	The Company did not make any contributions to the Deferred Compensation Plan for the 2024 plan year.
(2)	Amounts reflect interest credited to NEOs’ accounts during 2024. These amounts are not reflected in the Summary Compensation Table because there were no preferential or above-market earnings.
(3)
Balances reported in this column include all contributions after applicable payroll taxes, which were reported as compensation to the NEOs in the Summary Compensation Table in this and applicable previous years.

Alpha Metallurgical Resources, Inc.  51  2025 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION AND CHANGE IN CONTROL
Each of our NEOs may be eligible to receive benefits under the circumstances described below if the officer experiences a qualifying termination of employment or we undergo a change in control.
CHIEF EXECUTIVE OFFICER
Under Mr. Eidson’s prior Eidson Employment Agreement dated as of November 21, 2022, since amended, as discussed below, if Mr. Eidson were terminated without Cause or resigned for Good Reason (each as defined in the Eidson Employment Agreement), he was entitled to receive the following severance benefits, subject to his execution of a release of claims:
•
an amount equal to (i) 2 times base salary plus (ii) 2 times target bonus for the year in which the termination became effective, payable in equal installments for 24 months following the date of termination;

•
for any equity-based awards that are outstanding as of the date of termination, any unvested tranche of each award would service-vest on a pro rata basis based on the period of time that Mr. Eidson was employed during the applicable vesting period for that tranche, with any awards that were also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;

•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•
reimbursement by COBRA health and dental insurance premiums and life insurance premiums for him and his dependents until the earliest of Mr. Eidson obtaining the age of 65, the date he became eligible to participate in another employer’s group health plan and 18-months following the date of termination (the “Continuation Benefits”).

If Mr. Eidson were terminated without cause or resigned for good reason during the period beginning 90 days prior to and ending twelve months following a Change in Control (as defined in the Eidson Employment Agreement), he was entitled to receive the following enhanced severance benefits, subject to his execution of a release of claims:
•
an amount equal to (i) 2.5 times base salary plus (ii) 2.5 times the target annual bonus for the year in which the termination occured, payable in equal installments for 30 months following the date of termination;

•
service-vesting of all equity awards with any awards that were also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;

•	payment of the pro rata share of his individual annual bonus or individual annual cash incentive compensation, based on target performance, for the year of termination;
•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•	the Continuation Benefits.
If Mr. Eidson’s employment were terminated due to death or disability, he was entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the Continuation Benefits (other than life insurance premiums in the case of his death).
Under the prior Eidson Employment Agreement, Mr. Eidson agreed that, following a termination of his employment for any reason, he would not, for a two-year period, undertake activities that compete with the business of the company.
Alpha Metallurgical Resources, Inc.  52  2025 Proxy Statement

Under Mr. Eidson’s current CEO Employment Agreement as of January 31, 2025, if Mr. Eidson is terminated without Cause or resigns for Good Reason (each as defined under his new CEO Employment Agreement), he will be entitled to receive the following severance benefits, subject to his execution of a release of claims:
•
an amount equal to (i) 2 times base salary plus (ii) 2 times target bonus for the year in which the termination becomes effective, payable in equal installments for 24 months following the date of termination;

•
for any equity-based awards that are outstanding as of the date of termination, any unvested tranche of each award will fully vest as of Mr. Eidson’s date of termination, with any awards that are also subject to performance-vesting conditions will be pro-rated based on the period of time he was employed during the applicable vesting period of such award and will settle at target levels on his date of termination;

•	payment of the pro rata share of his individual annual bonus or individual annual cash incentive compensation, based on target performance, for the year of termination;
•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•
reimbursement by COBRA health and dental insurance premiums and life insurance premiums for him and his dependents until the earliest of Mr. Eidson obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18-months following the date of termination (the “Continuation Benefits”).

If Mr. Eidson is terminated without cause or resigns for good reason during the period beginning 90 days prior to and ending twelve months following a Change in Control (as defined in the new CEO Employment Agreement), he will be entitled to receive the following enhanced severance benefits, subject to his execution of a release of claims:
•
an amount equal to (i) 2.5 times base salary plus (ii) 2.5 times the target annual bonus for the year in which the termination occurs, payable in a lump sum after the date of termination and following a 7-day period immediately upon execution of a release;

•
service-vesting of all equity awards with any awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;

•	payment of the pro rata share of his individual annual bonus or individual annual cash incentive compensation, based on target performance, for the year of termination;
•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•	the Continuation Benefits.
If Mr. Eidson’s employment is terminated due to death or disability, he will be entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the Continuation Benefits (other than life insurance premiums in the case of his death).
Under the CEO Employment Agreement, Mr. Eidson agrees that, following a termination of his employment for any reason, he will not, for a two-year period, undertake activities that compete with the business of the company.
OTHER NAMED EXECUTIVE OFFICERS
As of December 31, 2024, our NEOs (other than Mr. Eidson) were eligible to receive severance benefits under the KESP, which was amended and restated as of August 19, 2020.
The KESP provides that if a participant’s employment is terminated by the Company for any reason other than Cause, death or Disability (all as defined in the KESP) at any time prior to the 90-day period immediately preceding a Change
Alpha Metallurgical Resources, Inc.  53  2025 Proxy Statement

in Control (as defined in the KESP), the participant will be entitled to receive (i) a lump sum cash payment equal to the sum of base salary and target bonus for the year of termination, multiplied by a specified factor of, for our NEOs, 1.5x under the terms of the KESP (the “Severance Multiple”), (ii) pro-rated accelerated vesting of all outstanding equity and cash incentive awards (with stock options remaining exercisable for a period of up to one-year following the date of termination, and pro-rated vesting and settlement of performance-based awards at target levels on the date of termination), (iii) a lump sum annual cash incentive bonus for the year of termination based on target levels, pro-rated through the termination date, (iv) a lump sum cash payment of $15,000 for outplacement services and (v) the payment by the Company for COBRA health and dental insurance premiums and life insurance premiums for the executive and the executive’s dependents until the earliest of the executive obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18 months following the date of termination (the “Severance Benefits”). If a participant’s employment is terminated by the Company for any reason other than cause, death or disability, or if the participant resigns for good reason, during the period beginning three months prior to and ending one year following a change in control of the Company, the participant will be entitled to receive the Severance Benefits, except the Severance Multiple for NEOs will be 2x, as provided by the terms of the KESP.
Participants are required to execute a general release, non-disparagement and non-competition agreement as a condition to receiving the Severance Benefits, which includes restrictive covenants regarding confidentiality (perpetual), non-competition (for one year post-termination), employee and customer non-solicitation (for one year post-termination) and non-disparagement (perpetual).
Effective January 31, 2025, the Other NEO Employment Agreements with our NEOs (other than Mr. Eidson) terminated their participation in the KESP, but provide similar severance benefits following a qualifying termination of employment and enhanced benefits in connection with a change in control.
The table below sets forth information concerning the change in control and severance payments to be made to each of our NEOs in connection with a change in control or termination of employment, presuming a termination date of December 31, 2024. Additional descriptions of the terms of our agreements, plans and arrangements with our NEOs are set forth above in “Compensation Discussion and Analysis”. In addition to the severance amounts set forth in the table below, in the event of a change in control KESP participants are entitled to receive a lump sum cash bonus based on target levels and pro-rated for the portion of the year that the participant was employed through the change in control date.
Alpha Metallurgical Resources, Inc.  54  2025 Proxy Statement

The payments and benefits detailed in the table below are in addition to any payments and benefits under our plans or arrangements, which are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each NEO, and any stock options vested as of December 31, 2024 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table). The amounts disclosed below reflect the payments and benefits each NEO would have received as of December 31, 2024 and therefore do not reflect the terms of the new NEO Employment Agreements.

	QUALIFYING TERMINATION NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)					QUALIFYING TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL ($)
NAME	CASH SEVERANCE ($)	VALUE OF EQUITY & CASH AWARD ACCELERATION ($)	PRO-RATA BONUS ($)	OUTPLACE MENT SERVICES ($)	COBRA BENEFITS AND LIFE INSURANCE BENEFITS ($)	CASH SEVERANCE ($)	VALUE OF EQUITY & CASH AWARD ACCELERATION ($)	PRO- RATA BONUS ($)	OUTPLACE MENT SERVICES ($)	COBRA BENEFITS AND LIFE INSURANCE BENEFITS ($)
C. Andrew Eidson	3,825,000	4,865,482	—	—	55,111	4,781,250	7,106,254	1,062,500	—	55,111
J. Todd Munsey	1,500,000	1,262,390	500,000	15,000	51,835	2,000,000	1,262,390	500,000	15,000	51,835
Jason E. Whitehead	2,100,000	4,700,453	700,000	15,000	53,707	2,800,000	4,700,453	700,000	15,000	53,707
Daniel E. Horn	1,500,000	3,135,862	500,000	15,000	36,466	2,000,000	3,135,862	500,000	15,000	36,466
Mark M. Manno	1,425,000	—	475,000	15,000	51,601	1,900,000	—	475,000	15,000	51,601

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of March 10, 2025, each of which has been approved by stockholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity compensation plans approved by security holders	151,521(1)	0(3)	770,913(2)
Equity compensation plans not approved by security holders	0	0	0
Total	151,521	$0	770,913

(1)	Includes shares granted under the 2018 LTIP, under which RSUs and PSUs have been awarded.
(2)	The number of shares available for issuance includes 770,913 Shares under the 2018 LTIP.
(3)	There are no outstanding options, warrants or rights.
PAY RATIO
As required by the SEC under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the following information is provided regarding the ratio of the annual total compensation of our chief executive officer in 2024, Mr. Eidson, in comparison to the annual total compensation of our median employee. For 2024, the annual total compensation of our median employee was $91,149 and the annual total compensation of our CEO was $4,945,893. Therefore, the ratio of these two amounts was 54.3 to 1.
Alpha Metallurgical Resources, Inc.  55  2025 Proxy Statement

We identified our median employee by using total cash compensation for U.S. individuals who were employed by the Company and its affiliates on December 31, 2024, which included 4,033 employees excluding Mr. Eidson and three international employees. Total cash compensation is a consistently applied compensation measure across all of our employees and consists of (1) base salary for salaried employees and annualized base wages for hourly employees plus (2) annual cash incentive target for our salaried and hourly employees.
Upon identifying our median employee, we then determined the actual annual total compensation for the median employee in the same manner as the Total Compensation column shown for Mr. Eidson in the Summary Compensation Table. A variety of pay elements were included to determine the total annual compensation for the median employee such as regular wages, bonuses, vacation and holiday pay, overtime, taxable awards and employer contributions to qualified retirement plans.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio disclosure requirements based on our employment records and payroll data. The disclosure requirements for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies and to make reasonable assumptions that reflect their employee populations and consistently applied compensation measures. Therefore, as employee populations and compensation practices vary among these different companies and various methodologies, and estimates and assumptions could be used in calculating their own pay ratios, our pay ratio reported above may not be comparable to the pay ratios reported by other companies in our industry.
Alpha Metallurgical Resources, Inc.  56  2025 Proxy Statement

Pay Versus Performance
The information below reflects Compensation Actually Paid (“CAP”) to NEOs and compares NEO CAP to various measures used to measure Alpha’s performance. Compensation decisions at Alpha are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of setting compensation components of our compensation program.
Pay Versus Performance Table - Definitions
Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation are calculated in the same manner for purposes of CAP and the Summary Compensation Table (“SCT”). The primary difference between the calculation of CAP and SCT total compensation relates to stock and option awards. In the SCT, stock and option awards are reflected using the grant date fair value of stock and option awards granted during the year. CAP values reflect the change in fair value of stock and option awards year over year that are unvested as of the end of the year, or vested or were forfeited during the year.
Pay Versus Performance Table
The following table sets forth information concerning the “compensation actually paid” to our NEOs for each of the fiscal years ended December 2020, 2021, 2022, 2023 and 2024, and our financial performance for each of these fiscal years. “Compensation actually paid” is determined, however, by making certain adjustments pursuant to SEC regulatory requirements and, as a result, does not reflect the compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis”.

YEAR(1)	SCT TOTAL COMPENSATION FOR CEO ($)	CAP TO CEO ($)(2)	AVERAGE SCT TOTAL COMPENSATION FOR OTHER NEOs ($)	AVERAGE CAP TO OTHER NEOS ($)(2)	CUMULATIVE TSR (BASED ON VALUE OF $100 INVESTMENT) ($)	PEER GROUP CUMULATIVE TSR (BASED ON VALUE OF $100 INVESTMENT) ($)(3)	GAAP NET INCOME (in MILLIONS) ($)(4)	ADJUSTED EBITDA (IN MILLIONS) ($)(5)
2024	4,945,893	2,831,415	2,329,983	1,111,147	2,328.20	252.65	188	408
2023	6,053,361	32,628,380	3,380,078	17,569,191	3,943.01	243.61	722	1,033
2022	11,121,908	19,343,862	2,625,826	11,160,871	1,686.43	167.33	1,449	1,741
2021	3,549,785	5,021,653	2,641,391	8,435,227	674.59	136.09	289	534
2020	6,411,899	9,775,788	1,694,897	1,797,945	125.64	99.77	(447)	83

(1)
Mr. Eidson was our CEO in fiscal year 2023 and 2024 and an NEO in fiscal years 2020, 2021 and 2022. Mr. Stetson was our CEO in fiscal years 2020, 2021 and 2022 and an NEO in fiscal year 2023. Our Other NEOs, Messrs. Munsey, Whitehead, Horn, Manno and Nicholson, served during each disclosed fiscal year except for Mr. Munsey, who was not an NEO in fiscal years 2020 and 2021, Mr. Horn who was not an NEO in fiscal year 2023, and Mr. Manno who was not an NEO in fiscal years 2020-2023. For 2021, the CEO CAP totals for 2021 and 2022 are lower than the potential totals because Mr. Stetson voluntarily waived his 2021 annual grant of stock awards.

(2)
Refer to table below for amounts deducted from and added to the SCT. Fair values of awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). Fair values of non-market-based awards were adjusted for actual performance through each fiscal year end. In determining probable payout for these awards, fair value adjustments assume target performance for future fiscal years in which metrics have not yet been established as the metrics are established annually for each year within the applicable 3-year performance period.

(3)
In 2024, Compass Minerals International, Inc. and Commercial Metals Co. were removed from the proxy peer group, primarily due to their company size, revenues and market capitalization. Ryerson Holding Corporation, ATI Inc. and Kaiser Aluminum Corporation were added to the proxy peer group, primarily due to comparable company size, revenues and market capitalization. Schnitzer Steel Industries, Inc. changed its name to Radius Recycling, Inc., TimkenSteel Corp. changed its name to Metallus Inc. and Worthington Industries, Inc. spun off into two companies, one of which was Worthington Steel, Inc. and remained in our proxy peer group. If using the same peer group as 2023, the peer group cumulative TSR (based on the value of a $100 investment) would have been $232.02. For the full list of companies included in our 2024 peer group, see “Compensation Disclosure and Analysis”.

Alpha Metallurgical Resources, Inc.  57  2025 Proxy Statement

In 2022 and 2023, we made no changes to our proxy peer group as compared to 2021.

In 2021, Cleveland-Cliffs Inc. was removed from the proxy peer group, as disclosed in the proxy statement for the 2022 annual meeting of stockholders, primarily due to its much larger company size, revenues and market capitalization.

In 2020, our peer group, as disclosed in the proxy statement for the 2021 annual meeting of stockholders was: Alliance Resource Partners, L.P., Arch Resources, Inc., Carpenter Technology Corp., Cleveland-Cliffs Inc., Commercial Metals Co., Compass Minerals International, Inc., CONSOL Energy Inc., Peabody Energy Corp., Schnitzer Steel Industries, Inc., SunCoke Energy, Inc., TimkenSteel Corp., Tronox Holdings plc., Warrior Met Coal, Inc., and Worthington Industries, Inc. In July 2020, after completing a peer group analysis the compensation committee added Alliance Resource Partners, L.P. to the proxy peer group as they are a similarly sized company in our industry with comparable revenues. Denbury Resources, Inc. and Southwestern Energy Company were removed from the peer group in July 2020 as they are primarily in the hydrocarbon and gas exploration business.

(4)	2020 GAAP Net Income includes a loss from discontinued operations of ($205,429,837).
(5)	See “Relationship Between Pay and Adjusted EBITDA” below for further discussion on how Adjusted EBITDA is derived from the audited financials.

	SCT TOTAL ($)(1)	STOCK AWARDS DEDUCTED ($)(2)	STOCK AWARDS ADDED ($)(3)(8)	DIVIDENDS ADDED ($)(4)	STOCK AWARDS GRANTED IN PRIOR YEARS: UNVESTED AS OF FYE ($)(5)(8)	STOCK AWARDS GRANTED IN PRIOR YEARS: VESTED IN CURRENT FY ($)(6)(8)	STOCK AWARDS GRANTED IN PRIOR YEARS: FORFEITED IN CURRENT FY ($)(7)(8)	TOTAL CAP ($)
CEO
2024	4,945,893	(2,941,754)	1,327,415	—	(5,120,287)	4,620,148	—	2,831,415
2023	6,053,361	(3,172,948)	6,311,039	196,035	22,671,129	569,764	—	32,628,380
2022	11,121,908	(8,049,839)	12,141,978	455,702	—	3,674,113	—	19,343,862
2021	3,549,785	—	—	—	5,941,529	340,296	(4,809,957)	5,021,653
2020	6,411,899	(3,291,267)	6,663,767	—	50,576	(59,187)	—	9,775,788
Average Other NEOs
2024	2,329,983	(1,055,657)	400,326	—	(1,645,689)	1,497,063	(414,879)	1,111,147
2023	3,380,078	(1,534,672)	2,834,884	114,542	10,364,937	2,438,145	(28,723)	17,569,191
2022	2,625,826	(1,027,679)	2,507,722	467,703	6,406,150	181,149	—	11,160,871
2021	2,641,391	(1,075,574)	6,026,247	—	821,166	21,997	—	8,435,227
2020	1,694,897	(312,465)	425,607	—	18,010	(28,104)	—	1,797,945

(1)
Values reflected in this column for the CEO and Average Other NEOs represent the Total Compensation as reported in the Summary Compensation Table (SCT) of the proxy statement for the annual meeting of stockholders in each fiscal year.

(2)
Values reflected in this column for the CEO and Average Other NEOs represent amounts reported in the Stock Awards and Option Awards columns of the SCT of the proxy statement for the annual meeting of stockholders in each fiscal year, which are deducted from the SCT total in the respective fiscal year. Mr. Stetson did not have any stock awards granted in 2021. Mr. Manno did not have any stock awards granted in 2024.

(3)
Values reflected in this column for the CEO and Average Other NEOs represent the fair values of equity compensation granted during the respective fiscal year and valued as of such fiscal year end. These amounts are added to the SCT total in the respective fiscal year. For 2024, the amounts included for Mr. Nicholson reflect the fair value of his 2024 equity compensation as of his termination date, May 31, 2024, rather than as of year-end.

(4)
Values reflected in this column for the CEO and Average Other NEOs represent any cash dividend equivalents earned on unvested shares during each fiscal year, which are added to the SCT total in the respective fiscal year. These amounts are added to the SCT total in the respective fiscal year.

(5)
For stock awards granted in prior fiscal years that were unvested at the end of the current fiscal year, the values reflected in this column for the CEO and Average Other NEOs represent the total change in fair value from the end of the prior fiscal year to the end of the current fiscal year. The change in fair value is added or subtracted from the SCT total in the respective fiscal year.

(6)
For stock awards granted in prior fiscal years that vested during the current fiscal year, the values reflected in this column for the CEO and Average Other NEOs represent the total change in fair value from the end of the prior fiscal year to the vesting date in the current fiscal year. The change in fair value is added or subtracted from the SCT total in the respective fiscal year.

(7)
For stock awards granted in prior fiscal years that forfeited during the current fiscal year, the values reflected in this column for the CEO and Average Other NEOs represent the fair value of the forfeited awards determined at the end of the prior fiscal year. The fair value is subtracted from the SCT total in the respective fiscal year.

(8)
The fair values of stock awards added or deducted were computed in accordance with FASB ASC Topic 718. Performance awards with market metrics were remeasured at each fiscal year-end during the vesting period or vesting date using the Monte Carlo Simulation model with variables for volatility, risk free rate

Alpha Metallurgical Resources, Inc.  58  2025 Proxy Statement

and dividend yield. Fair values of non-market-based awards were adjusted for actual performance through each fiscal yearend. In determining probable payout for these awards, fair value adjustments assume target performance for future fiscal years in which metrics have not yet been established as the metrics are established annually for each year within the applicable 3-year performance period.

Stock options were remeasured at each fiscal year-end during the vesting period or vesting date using the Black-Scholes model with variables for expected life, volatility, risk free rate and dividend yield. All outstanding options were vested as of March 7, 2020.

Relationship between Company Versus Peer Group Cumulative TSR
The graph below reflects the relationship between our cumulative TSR and the peer group’s cumulative TSR assuming an initial fixed investment of $100 at fiscal year-end (“FYE”) 2019 for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024:

See “Executive Compensation Process—Peer Group” for information on our peer group.
Alpha Metallurgical Resources, Inc.  59  2025 Proxy Statement

Relationship between Pay and TSR
The graph below reflects the relationship between the CEO and Average Other NEOs CAP and the Company’s cumulative TSR (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024:

CEO and Average Other NEOs CAP vs. Alpha's Cumulative TSR
$35
$30
$25
$20
$15
$10
$5
$-
$4000
$3500
$3000
$2500
$2000
$1500
$1000
$500
$0
2020
2021
2022
2023
2024
CEO CAP ($M)
Avg. Other NEOs CAP ($M)
Alpha's Cumulative TSR ($)

Relationship between Pay and GAAP Net Income
The graph below reflects the relationship between the CEO and Average Other NEOs CAP and the Company’s GAAP Net Income for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024:

CEO and Average Other NEOs CAP vs. Net Income
$35
$30
$25
$20
$15
$10
$5
$-
$1500
$1300
$1100
$900
$700
$500
$300
$100
-$100
-$300
-$500
2020
2021
2022
2023
2024
CEO CAP ($M)
Avg. Other NEOs CAP ($M)
Net Income ($M)

Alpha Metallurgical Resources, Inc.  60  2025 Proxy Statement

Relationship between Pay and Adjusted EBITDA
The graph below reflects the relationship between the CEO and Average Other NEOs CAP and the Company’s Adjusted EBITDA for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024:

CEO and Average Other NEOs CAP vs. Adjusted EBITDA
$35
$30
$25
$20
$15
$10
$5
$-
$2000
$1800
$1600
$1400
$1200
$1000
$800
$600
$400
$200
$0
2020
2021
2022
2023
2024
CEO CAP ($M)
Avg. Other NEOs CAP ($M)
Adjusted EBITDA ($M)

Adjusted EBITDA was calculated as follows: Income from Continuing Operations plus Interest Expense, Income Tax Expense, Depreciation, Depletion and Amortization, and Amortization of Acquired Intangibles, less Interest Income and Income Tax Benefit (“EBITDA”), and excluding the following (i) AIB, Operations Incentive Bonus (“OIB”), and stock compensation expenses, (ii) Impairment of tangible and intangible assets and related charges, (iii) Gains or Losses associated with Asset Retirement Obligations (“ARO”), (iv) Costs, Revenues, Gains or Losses associated with board approved future and completed business combinations, capital market transactions, reorganizations and/or restructuring programs (including severance/separation costs), and (v) extraordinary, unusual, infrequent or non-recurring items not encompassed in the above exclusions, as determined by the board.
Refer to the Annual Report for reconciliation of net income (loss) to Adjusted EBITDA for the year ended December 31, 2024.
Other Important Performance Measures
We use a mix of financial and non-financial performance measures in our annual short-term incentive and long-term incentive programs as discussed in more detail in the CD&A.
The following were the most important financial performance measures (and non-financial performance measures), as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year:
•	Adjusted EBITDA (a financial metric)
•	Cost of Coal Sales (a financial metric)
•	Non-Fatal Days Lost (NFDL) (a safety metric)
•	Water quality exceedances including selenium (an environmental metric)
•	Production goal – feet per shift (FPS) used for measuring productivity at our underground operations
•	Production goal – yards per day (YPD) used for measuring productivity at our surface operations
Alpha Metallurgical Resources, Inc.  61  2025 Proxy Statement

CLAWBACK POLICY
The Company’s Executive Officer Incentive Compensation Recoupment Policy (the “Clawback Policy”) applies to incentive-based compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure and requires the Company to recover Erroneously Awarded Compensation (as defined below) from covered executive officers in the event that the Company is required to prepare an Accounting Restatement (as defined below) (except in certain limited circumstances). Current and former covered executive officers of the Company are subject to the Clawback Policy regardless of whether such covered executive officers engaged in misconduct or otherwise caused or contributed to the requirement for an Accounting Restatement. The recovery of erroneously awarded compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for an Accounting Restatement.
“Erroneously Awarded Compensation” means, in the event of an accounting restatement, the amount of incentive-based compensation previously received by covered executive officers that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such accounting restatement, and must be computed without regard to any taxes paid by the relevant covered executive officer.
“Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or to correct an error that is not material to the previously issued financial statements, but that would result in a material misstatement if the error were corrected or left uncorrected in the current period.
Alpha Metallurgical Resources, Inc.  62  2025 Proxy Statement

STOCK PERFORMANCE GRAPH
The following stock performance graph compares the cumulative total return to stockholders on an annual basis of our common stock along with the cumulative total return on an annual basis of our peer companies as a group and with the Russell 2000 index.
The graph assumes that:
•	you invested $100 in company common stock and in each index at the closing price on December 31, 2019;
•	all dividends were reinvested; and
•	you continued to hold your investment through December 31, 2024.

Comparison of Cumulative Five Year Total Return

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
Alpha Metallurgical Resources, Inc.
Russell 2000 Index
2024 Peer Group
2023 Peer Group

Some of the peer group values in this graph are different than those in Pay Versus Performance table because this graph reflects both our 2024 peer group and our previous peer group. The Pay Versus Performance table and graph reflect our most recent peer group for 2024 only while all prior disclosed years are unchanged.
We caution you against drawing any conclusions from the data contained in this graph, as past results are not necessarily indicative of future performance. The indices used are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of our stock.
Alpha Metallurgical Resources, Inc.  63  2025 Proxy Statement

OTHER INFORMATION
HOUSEHOLDING
The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial stockholders who have the same address and last name and who do not participate in electronic delivery or internet access of proxy materials will receive only one copy of our 2024 Annual Report and this Proxy Statement unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. Each stockholder who participates in householding will continue to receive a separate proxy card or notice. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by contacting Broadridge Financial Solutions, Inc., either by calling toll-free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the proxy materials.
INCORPORATION BY REFERENCE
Neither the compensation committee report nor the audit committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE GUIDELINES, CODE OF BUSINESS ETHICS AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K (including the financial statements and financial statement schedules), 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Corporate Governance Guidelines, Code of Business Ethics and the charters of the audit, compensation, nominating and corporate governance and safety, health and environmental committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on, and may be obtained at no cost through our website at investors.alphametresources.com/investors, by telephone to our investor relations department at (423) 573-0300 or by mail to Investor Relations, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail).
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
Our board reviews, approves and monitors transactions involving us and “related persons” (directors, executive officers, nominees to become directors, stockholders owning more than 5% of our common stock, any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which the person has a 5% or greater beneficial ownership interest). Related person transactions are those that meet the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company is not aware of any transactions meeting this definition as of the date of this Proxy Statement.
Alpha Metallurgical Resources, Inc.  64  2025 Proxy Statement

APPROVAL PROCEDURES
Whenever a director or executive officer of the Company has any question about whether he or she (or an immediate family member) has a material interest in a transaction between the Company and another entity, person or organization, the director or executive officer shall review the matter with the general counsel. Once identified, the following are the steps we take with respect to approving related party transactions or their amendment:
•
Prior to entering into a covered transaction, notice will be given to our general counsel of the facts and circumstances of the proposed transactions including (i) the related person’s relationship to us and interest in the transaction, (ii) material facts of the proposed transaction (including proposed aggregate value or, in the case of indebtedness, amount of principal that is involved), (iii) benefits to us of the proposed transaction, (iv) if applicable, the availability of other sources of comparable products or services and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our general counsel will assess whether the proposed transaction is a related person transaction.

•
If our general counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration at the next audit committee meeting or, in those instances in which our general counsel, in consultation with our chief executive officer, determines that it is not practicable or desirable to wait until the next audit committee meeting, to the chair of the audit committee (who possesses delegated authority to act between audit committee meetings).

•
Our chair of the audit committee or our audit committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our chair of the audit committee or our audit committee, as applicable, makes a determination regarding the proposed transaction, the decision will be conveyed to our general counsel who will communicate the decision to the appropriate persons at Alpha. In the event our chair of the audit committee reviews the proposed transaction and makes a decision with respect thereto, he or she will report the same to our audit committee at its next meeting.

RATIFICATION PROCEDURES
In connection with this process or otherwise, if our chief executive officer, chief financial officer or general counsel becomes aware of a “related person” transaction that has not been previously approved or ratified as described above, the following steps are taken:
•
If the transaction is pending or ongoing, it will be submitted to our chair of the audit committee or audit committee, as applicable, who will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of the transaction.

•
If the transaction is completed, our chair of the audit committee or audit committee, as applicable, will evaluate the transaction to determine if rescission of the transaction or disciplinary action is appropriate and will request our general counsel to evaluate our controls and procedures to ascertain the reason the transaction was not submitted in accordance with the approval procedures described above and whether any changes to those procedures are recommended.

ONGOING TRANSACTIONS
Our audit committee reviews annually any previously approved or ratified “related person” transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related person transaction.
Alpha Metallurgical Resources, Inc.  65  2025 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
INCLUSION OF STOCKHOLDER PROPOSALS IN OUR PROXY STATEMENT AND PROXY CARD UNDER SEC RULES
From time to time, stockholders may present proposals that are proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”), in order to be included in the Company’s proxy statement for the 2026 annual meeting, proposals must be received by Alpha at our principal executive offices no later than Friday, December 5, 2025, unless the date of our 2026 annual meeting is changed by more than 30 days from the first anniversary of May 7, 2025, in which case the proposal must be received at our principal executive offices a reasonable time before we begin to print and mail our proxy materials.
BYLAW REQUIREMENTS FOR STOCKHOLDER SUBMISSIONS OF NOMINATIONS AND PROPOSALS
Pursuant to Alpha’s bylaws, stockholders of record may present proposals that are proper subjects for consideration at an annual meeting and/or nominate persons to serve on our board of directors at an annual meeting or special meeting at which directors are to be elected. Alpha’s bylaws require all stockholders who intend to make proposals at an annual stockholders’ meeting or special stockholders’ meeting to provide a written notice, including the information specified in Alpha’s bylaws (which information is summarized in the section entitled “Stockholder Nominations of Directors and Proposals of Other Business”), to Mark M. Manno, Secretary, Alpha Metallurgical Resources, Inc., 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail), not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. To be eligible for consideration at the 2026 annual meeting, notices must be received by Alpha between December 8, 2025 and January 7, 2026. In the event the date of the 2026 annual meeting is advanced more than 30 days prior to the anniversary of the date of the Annual Meeting or delayed more than 70 days after the anniversary date, as set forth in this Proxy Statement, stockholder notice must be received no earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the date that is the later of the (i) 70th day prior to the 2026 annual meeting or (ii) 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made. Notwithstanding the foregoing, the notice requirements set forth in Alpha’s bylaws with respect to the proposal of any business will be deemed satisfied by a stockholder if such stockholder has submitted a proposal to Alpha in compliance with Rule 14a-8.
To comply with the universal proxy rules and our bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2026. In the event the date of the 2026 annual meeting is changed by more than 30 calendar days from the anniversary of the date of the Annual Meeting, then notice must be provided by the later of (i) 60 calendar days prior to the date of the 2026 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made.
Alpha Metallurgical Resources, Inc.  66  2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information as of March 10, 2025, regarding the beneficial ownership of our common stock by:
•	each person who is known by us to own beneficially more than 5% of our common stock;
•	each member of our board of directors and each of our NEOs; and
•	all members of our board of directors and our executive officers as a group.
The number of shares and percentages of beneficial ownership set forth below are based on 13,052,684 shares of our common stock issued and outstanding as of March 10, 2025. Unless otherwise indicated, the address of each person named in the table below is 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED(1)	RIGHT TO ACQUIRE(2)	TOTAL	PERCENTAGE
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	2,032,768	—	2,032,768	15.6%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	1,213,584	—	1,213,584	9.3%
Dimensional Fund Advisors LP(5) 6300 Bee Cave Road, Building One, Austin, TX 78746	725,244	—	725,244	5.6%
State Street Corporation(6) 1 Lincoln Street, Boston, MA 02111	673,084	—	673,084	5.2%
C. Andrew Eidson	21,315	—	21,315	*
J. Todd Munsey	2,135	—	2,135	*
Jason E. Whitehead	14,504	—	14,504	*
Daniel E. Horn	8,560	—	8,560	*
Mark M. Manno	—	—	—	*
Joanna Baker de Neufville(7)	8,315	759	9,074	*
Kenneth S. Courtis(8)	623,855	729	624,584	4.8%
Michael Gorzynski(9)	1,394,237	2,871	1,397,108	10.7%
Shelly Lombard(10)	—	380	380	*
Daniel D. Smith(10)	5,680	380	6,060	*
All Executive Officers and Directors as a Group (10 persons)	2,078,601	5,119	2,083,720	16.0%

*	Less than 1% of shares outstanding
(1)
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The numbers in this column include shares of common stock issuable pursuant to RSUs which may be acquired within 60 days of March 10, 2025.

Alpha Metallurgical Resources, Inc.  67  2025 Proxy Statement

(3)
The information for Blackrock, Inc. (“Blackrock”) and certain affiliated persons is based solely on the Schedule 13G filed by Blackrock with the SEC on January 22, 2024. According to the filing, Blackrock had sole voting power with respect to 2,012,854 shares, sole dispositive power with respect to 2,032,768 shares and did not have shared voting or dispositive power as to any shares.

(4)
The information for the Vanguard Group (“Vanguard”) and certain affiliated persons is based solely on the Schedule 13G/A filed by Vanguard with the SEC on February 13, 2024. According to the filing, Vanguard had sole dispositive power with respect to 1,193,954 shares, shared dispositive power with respect to 19,630 shares, shared voting power with respect to 8,720 shares and did not have sole voting power as to any shares.

(5)
The information for the Dimensional Fund Advisors (“Dimensional”) and certain affiliated persons is based solely on the Schedule 13G/A filed by Dimensional with the SEC on February 9, 2024. According to the filing, Dimensional had sole voting power with respect to 721,584 shares, sole dispositive power with respect to 725,244 shares and did not have shared voting or dispositive power as to any shares.

(6)
The information for State Street Corporation (“State Street”) and certain affiliated persons is based solely on information furnished in the Schedule 13G/A filed by State Street with the SEC on January 25, 2024. According to the filing, State Street had shared voting power with respect to 658,295 shares, shared dispositive power with respect to 673,084 shares and did not have sole voting or dispositive power as to any shares.

(7)
Includes 3,100 shares of our common stock held by Ms. Baker de Neufville’s spouse and 759 shares of our common stock underlying RSUs granted to Ms. Baker de Neufville that vest as of or within 60 days of March 10, 2025.

(8)	Includes 729 shares of common stock underlying RSUs granted to Mr. Courtis that vest as of or within 60 days of March 10, 2025 and will be deferred until separation from service.
(9)
Includes 1,061 shares of our common stock underlying RSUs granted to Mr. Gorzynski that vest as of or within 60 days of March 10, 2025 and will be deferred until separation of service. This number also includes 1,810 shares of our common stock underlying RSUs that have already vested but are deferred until separation from service.

Per Schedule 13D filed by Mr. Gorzynski and others on March 19, 2024, the securities reflected in the table as held by Mr. Gorzynski are held in part by him personally and in part by the following entities that he controls: Percy Rockdale LLC (“Percy”), MG Capital Management Ltd. (“MG Capital”), Continental General Insurance Company (“Continental General Insurance”), Continental Insurance Group, Ltd. (“Continental Insurance Group”) and Continental General Holdings LLC (“Continental Holdings”). According to the filing, Mr. Gorzynski had shared voting power with respect to 1,396,047 shares, shared dispositive power with respect to 1,396,047 shares and did not have sole voting or dispositive power as to any shares; Percy had shared voting power with respect to 787,097 shares, shared dispositive power with respect to 787,097 shares and did not have sole voting or dispositive power as to any shares; MG Capital had shared voting power with respect to 1,691 shares, shared dispositive power with respect to 1,691 shares and did not have sole voting or dispositive power as to any shares; Continental General Insurance had shared voting power with respect to 605,449 shares, shared dispositive power with respect to 605,449 shares and did not have sole voting or dispositive power as to any shares; Continental Insurance Group had shared voting power with respect to 605,449 shares, shared dispositive power with respect to 605,449 shares and did not have sole voting or dispositive power as to any shares; and Continental Holdings had shared voting power with respect to 605,449 shares, shared dispositive power with respect to 605,449 shares and did not have sole voting or dispositive power as to any shares.
(10)
Includes 380 shares of common stock underlying RSUs granted to each Mr. Smith and Ms. Lombard that vest as of or within 60 days of March 10, 2025 and Ms. Lombard’s RSUs will be deferred until the earlier of June 30, 2031 or separation from service.

Alpha Metallurgical Resources, Inc.  68  2025 Proxy Statement

PROPOSALS
PROPOSAL 1 — ELECTION OF DIRECTORS
The board of directors currently has six members, all of whom are standing for re-election at the Annual Meeting. Directors are elected annually with terms expiring as of the following annual meeting. The board has nominated the following persons, each of whom currently serves as a director of Alpha, to stand for election at the Annual Meeting for an additional one-year term.

Joanna Baker de Neufville	Kenneth S. Courtis
C. Andrew Eidson	Michael Gorzynski
Shelly Lombard	Daniel D. Smith

Biographical information regarding each of these nominees appears in the section entitled “Our Directors”. Each nominee has indicated his or her willingness to serve, but if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may decide to reduce the size and number of directors serving on the board.

The Board of Directors unanimously recommends that you vote “FOR” each director nominee named above.

Alpha Metallurgical Resources, Inc.  69  2025 Proxy Statement

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
The second proposal to be voted on is an advisory vote to approve the compensation of the Company’s NEOs. Pursuant to Section 14A of the Exchange Act, Alpha is required to provide its stockholders with the opportunity to cast an advisory, non-binding vote on compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K.
At our 2019 annual meeting, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our NEOs. At that meeting, the board of directors recommended that the Company hold, going forward, an annual vote on executive compensation on an advisory, non-binding basis. Stockholders agreed with the board’s recommendation at the meeting, and consistent with this preference, the board of directors determined that we would conduct this vote on an annual basis.
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, Alpha strives to recruit individuals who will support the Company’s mission, vision, and values. To accomplish this goal, our compensation committee developed the following primary objectives of our executive compensation program: to attract and retain top talent, drive the achievement of short- and long-term objectives, link pay with performance, align management’s interests with our stockholders’ interests, and to be competitive in the markets in which Alpha competes for talent.
The compensation committee regularly reviews the compensation programs for our NEOs to ensure they achieve the goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. The “Compensation Discussion and Analysis” section of this Proxy Statement describes Alpha’s executive compensation program and the decisions made by the compensation committee in 2024 in more detail. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation paid to our NEOs.
As described in “Compensation Discussion and Analysis”, related tables and narrative sections in this Proxy Statement, more than a majority of our executive compensation program is ‘at risk’ and based on the achievement of Company business goals established generally at the time our board approves the upcoming year’s annual corporate budget. See, particularly, the section entitled “Pay Mix”.
We are asking our stockholders to indicate their support for the compensation paid to our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs and the philosophy, policies and practices described in this Proxy Statement.
As an advisory vote, your vote will not be binding on the Company or the board. However, our board and our compensation committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.
Accordingly, we ask our stockholders to vote “FOR”, on an advisory, non-binding basis, the compensation paid to our NEOs by adopting the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The Board of Directors unanimously recommends that you vote “FOR” the advisory approval of the Company’s Executive Compensation.

Alpha Metallurgical Resources, Inc.  70  2025 Proxy Statement

PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION
The third proposal item to be voted on is the frequency of future advisory votes on executive compensation.
Under Section 14 of the Exchange Act, Alpha is required to provide its stockholders with the opportunity to cast an advisory, non-binding vote to determine the frequency of the advisory stockholder vote on compensation paid to our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years, or they may abstain from voting. Stockholders are not voting to approve or disapprove the board’s recommendation but rather may choose among these four choices.
In connection with a comparable proposal to stockholders at our 2019 annual meeting, the board of directors recommended, and stockholders approved, an annual vote regarding executive compensation.
After careful consideration, our board of directors has again determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative for the Company, and therefore our board again recommends that you vote for the advisory vote on named executive officer compensation to be held every year. An annual vote provides the board with timely feedback from stockholders on executive compensation matters. An annual advisory vote is also consistent with our compensation committee’s practice of monitoring both short- and long-term compensation program elements each year.
As an advisory vote, your vote will not be binding on the Company or the board. Our board values the opinions of our stockholders and will strongly consider its stockholders’ views. However, because this vote is advisory only and non-binding, the board may nevertheless decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the most popular option selected by our stockholders. No later than 150 calendar days after the 2025 Annual Meeting and 60 calendar days prior to the date of the submission of stockholder proposals under SEC Rule 14a-8 for the 2026 annual meeting, as described under “Stockholder Proposals for the 2026 Annual Meeting,” the Company will file a Current Report on Form 8-K or Form 8-K/A disclosing the board’s decision on how frequently to hold the advisory vote on executive compensation.

The Board of Directors unanimously recommends that you vote in favor of a “1 YEAR” interval between the advisory approval votes regarding the Company’s Executive Compensation.

Alpha Metallurgical Resources, Inc.  71  2025 Proxy Statement

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The third proposal item to be voted on is to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2025. RSM has served as our independent registered public accounting firm since 2020.
The audit committee has appointed RSM as Alpha’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The board of directors has directed that this appointment be submitted to Alpha’s stockholders for ratification at the Annual Meeting.
Stockholder ratification of the appointment of RSM as Alpha’s independent registered public accounting firm is not required and is not binding on the board of directors or the audit committee. The board of directors is, however, submitting the appointment to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain RSM. Further, whatever the outcome of the ratification vote, the audit committee retains the authority to select a different independent registered public accounting firm at any time if it determines that it is in the Company’s best interest to do so.
Representatives of RSM are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FEES
The following table presents fees billed for professional services rendered by Alpha’s independent registered public accounting firm, RSM, in connection with services provided during the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit fees	$2,120,000(1)	$2,050,000(2)
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$2,120,000(1)	$2,050,000(2)

(1)
Includes RSM fees for audit services relating to the annual audit of the Company’s consolidated financial statements, quarterly reviews, services that are normally provided by the accountants in connection with regulatory filings, and accounting consultations. Does not include reimbursement of out-of-pocket expenses of approximately $149,083.

(2)
Includes RSM fees for audit services relating to the annual audit of the Company’s consolidated financial statements, quarterly reviews, services that are normally provided by the accountants in connection with regulatory filings and accounting consultations. Does not include reimbursement of out-of-pocket expenses of approximately $137,679.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES
Our audit committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of the engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. Our audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by our audit committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our chair of the audit
Alpha Metallurgical Resources, Inc.  72  2025 Proxy Statement

committee or our audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. If the estimated fees for non-audit services are $100,000 or less, management must contact our chair of the audit committee to obtain his or her approval. If these fees are in excess of $100,000, management must seek the approval of the entire audit committee.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of RSM as our independent registered public accounting firm for the Fiscal Year ending December 31, 2025.

Alpha Metallurgical Resources, Inc.  73  2025 Proxy Statement

Your vote is very important, and we urge you to vote by one of the following ways:
•	via the internet,
•	by telephone, or
•	if you received printed materials, by marking, signing, dating and promptly returning your proxy card by mail.
Any proxy that you provide may be revoked by you at any time before your shares are voted at the Annual Meeting.
By Order of the Board of Directors

Mark M. Manno
Executive Vice President, General Counsel and Secretary
April 4, 2025
Bristol, Tennessee
Alpha Metallurgical Resources, Inc.  74  2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61946-P26494 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPHA METALLURGICAL RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of six director nominees, each of whom has been nominated by our board of directors to serve for a term of one year.

Nominees:	**For**	**Withhold**
1a. Joanna Baker de Neufville	☐	☐
1b. Kenneth S. Courtis	☐	☐
1c. C. Andrew Eidson	☐	☐
1d. Michael Gorzynski	☐	☐
1e. Shelly Lombard	☐	☐
1f. Daniel D. Smith	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and "1 YEAR" for proposal 3.

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. An advisory vote on the frequency of future advisory votes on the Company's executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V61947-P26494

ALPHA METALLURGICAL RESOURCES, INC.
Annual Meeting of Stockholders
May 7, 2025 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) C. Andrew Eidson, Mark M. Manno and William L. Phillips III, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ALPHA METALLURGICAL RESOURCES, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 10:00 AM, EDT on May 7, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the absence of such recommendations, in the best judgment of the proxies.

Continued and to be signed on reverse side